CREDIT AGREEMENT

Dated as of November 20, 2001

Among

THE FINANCIAL INSTITUTIONS NAMED HEREIN
as the Lenders

and

BANK OF AMERICA, N.A.
as the Administrative Agent,

CITICORP USA, INC.
as Syndication Agent

GENERAL ELECTRIC CAPITAL CORPORATION
as Documentation Agent

and

FIRST UNION NATIONAL BANK,
FLEET NATIONAL BANK,
FOOTHILL CAPITAL CORPORATION

and

THE CIT GROUP/BUSINESS CREDIT, INC.,
as Co-Agents

and

SAKS INCORPORATED
as the Borrower

BANC OF AMERICA SECURITIES LLC
as Lead Arranger and Co-Book Manager

SALOMON SMITH BARNEY, INC.
as Co-Book Manager

TABLE OF CONTENTS

                                                                                                                                    Page

ARTICLE 1
LOANS AND LETTERS OF CREDIT

ARTICLE 2
INTEREST AND FEES

ARTICLE 3
PAYMENTS AND SECURITY

ARTICLE 4
TAXES, YIELD PROTECTION AND ILLEGALITY

ARTICLE 5
BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

ARTICLE 6
GENERAL REPRESENTATIONS AND WARRANTIES

6.1    Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
6.2    Validity and Priority of Security Interest. . . . . . . . . . . . . . . . . . . . . 28
6.3    Organization and Qualification. . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
6.4    Corporate Name; Prior Transactions; Other Information Regarding

ARTICLE 7
AFFIRMATIVE AND NEGATIVE COVENANTS

7.1    Taxes and Other Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
7.2    Legal Existence and Good Standing. . . . . . . . . . . . . . . . . . . . . . . .33
7.3    Compliance with Law and Agreements; Maintenance of Licenses. .33

ARTICLE 8
CONDITIONS OF LENDING

8.1    Conditions Precedent to Making of Loans on the Closing Date 9; . . .43
8.2    Conditions Precedent to Each Loan. . . . . . . . . . . . . . . . . . . . . . . 46

ARTICLE 9
DEFAULT; REMEDIES

9.1    Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
9.2    Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

ARTICLE 10
TERM AND TERMINATION

10.1    Term and Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51

ARTICLE 11
AMENDMENTS; WAIVERs; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

11.1    Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . .51
11.2    Assignments; Participations. . . . . . . . . . . . . . . . . . . . . . . . . . . 53

ARTICLE 12
THE AGENT

12.17  Concerning the Collateral and the Related Loan Documents. . 68
12.18  Field Audit and Examination Reports; Disclaimer by Lenders .68
12.19  Relation Among Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
12.20  Co-Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69

ARTICLE 13
MISCELLANEOUS

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A    DEFINED TERMS

EXHIBIT A   FORM OF REVOLVING LOAN NOTE

EXHIBIT B   FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C   FORM OF NOTICE OF BORROWING

EXHIBIT D   FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT E   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

EXHIBIT F   FORM OF STANDARD INSURANCE ENDORSEMENT

EXHIBIT G   FORM OF BLOCKED ACCOUNT AGREEMENT

EXHIBIT H   FORM OF JOINDER AGREEMENT

EXHIBIT I    FORM OF SUBSIDIARY GUARANTY

EXHIBIT J    FORM OF COMPLIANCE CERTIFICATE

EXHIBIT K   FORM OF LANDLORD WAIVER

EXHIBIT L    FORM OF CERTIFICATE RE: SECTION 8(j)

SCHEDULE 1.1    LENDERS' COMMITMENTS

SCHEDULE 1.2    EXISTING LETTERS OF CREDIT

SCHEDULE 6.4    INFORMATION REGARDING COLLATERAL

SCHEDULE 6.5    SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.8    DEBT AND LIENS

SCHEDULE 6.9    DISTRIBUTIONS

SCHEDULE 6.11   PROPRIETARY RIGHTS

SCHEDULE 6.12   TRADE NAMES

SCHEDULE 6.13   LITIGATION

SCHEDULE 6.14   LABOR DISPUTES

SCHEDULE 6.17   ERISA COMPLIANCE

SCHEDULE 6.22   NON-MATERIAL EVENTS

SCHEDULE 6.24   MATERIAL AGREEMENTS

SCHEDULE 6.25   BANK ACCOUNTS

SCHEDULE 7.10   EXISTING INVESTMENTS

CREDIT AGREEMENT

This Credit Agreement, dated as of November 20, 2001, (this "Agreement") is made by and among THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in its capacity as agent, the "Agent"), CITICORP USA, INC., as Syndication Agent, GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent, FIRST UNION NATIONAL BANK, FLEET NATIONAL BANK, FOOTHILL CAPITAL CORPORATION and THE CIT GROUP/BUSINESS CREDIT, INC., as Co-Agent, and SAKS INCORPORATED, a Tennessee corporation (the "Borrower").

W I T N E S S E T H:

        WHEREAS, the Borrower has requested the Lenders to make available to the Borrower a revolving line of credit for loans and letters of credit in an amount not to exceed $700,000,000, which extensions of credit the Borrower will use for the purposes permitted hereunder;

        WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

        WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility upon the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrower hereby agree as follows.

ARTICLE 1
LOANS AND LETTERS OF CREDIT

         1.1    Total Facility. Subject to all of the terms and conditions of this Agreement, the Lenders agree to make available a total credit facility of $700,000,000 (the "Total Facility") to the Borrower from time to time during the term of this Agreement. The Total Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit described herein.

        1.2    Revolving Loans.

                (a)    Amounts.

                (i)    Subject to the satisfaction of all of the terms and conditions of this Agreement, each Lender severally, but not jointly, agrees, upon the Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrower in amounts not to exceed such Lender's Pro Rata Share of Availability, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing would exceed Availability, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

                (ii)    The Borrower shall execute and deliver to each Lender a note to evidence the Revolving Loans of that Lender. Each note shall be in the principal amount of the Lender's Commitment, dated the date hereof and substantially in the form of Exhibit A (each a "Revolving Loan Note" and, collectively, the "Revolving Loan Notes"). Each Revolving Loan Note shall represent the obligation of the Borrower to pay the amount of Lender's Commitment, or, if less, such Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans to the Borrower together with interest thereon as prescribed in Section 1.2. The entire unpaid balance of the Revolving Loans and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Termination Date.

(b)    Procedure for Borrowing

                (i)    Each Borrowing (other than a Borrowing of a Base Rate Refunding Loan) shall be made upon the Borrower's irrevocable written notice by a Responsible Officer delivered to the Agent in substantially the form of Exhibit C hereto ("Notice of Borrowing"), which must be received by the Agent prior to (i) 12:00 noon (Eastern Time) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) 11:30 a.m. (Eastern Time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

        (A)    the amount of the Borrowing, which in the case of a LIBOR Rate Loan must equal or exceed $5,000,000 (and increments of $1,000,000 in excess of such amount);

        (B)    the requested Funding Date, which must be a Business Day;

        (C)    whether the Revolving Loans requested are to be Base Rate Loans or LIBOR Loans (and if not specified, it shall be deemed a request for a Base Rate Loan); and

        (D)    the duration of the Interest Period for LIBOR Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month).

            (ii)    In lieu of delivering a Notice of Borrowing, the Borrower may give the Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

            (iii)    The Borrower shall not have the right to request a LIBOR Rate Loan while an Event of Default exists.

        (c)    Reliance upon Authority. Prior to the Closing Date, the Borrower shall deliver to the Agent a notice setting forth an account of the Borrower ("Designated Account") to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. The Borrower may designate a replacement account from time to time by written notice. Such Designated Account must be reasonably satisfactory to the Agent. The Agent is entitled to rely conclusively on (i) any person's request for Revolving Loans on behalf of the Borrower, so long as the proceeds thereof are to be transferred to the Designated Account and (ii) the written request of a person purporting to be a Responsible Officer if the proceeds of the requested Revolving Loan are to be transferred to any general operating account of the Borrower or any Guarantor other than the Designated Account. The Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized to make such requests on their behalf.

        (d)    Liability. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in Sections 1.2(b) and (c), which the Agent reasonably believes in good faith to have been given by an officer or other individual duly authorized by the Borrower to request Revolving Loans on its behalf. The crediting of Revolving Loans to the Designated Account conclusively establishes the obligation of the Borrower to repay such Revolving Loans as provided herein.

        (e)    Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(b) shall be irrevocable. The Borrower shall be bound to borrow the funds requested therein in accordance therewith.

        (f)    Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Agent shall elect to have the terms of Section 1.2(g) or the terms of Section 1.2(h) apply to such requested Borrowing. If Bank of America declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(h), the terms of Section 1.2(g) shall apply to the requested Borrowing.

        (g)    Making of Revolving Loans. If the Agent elects to have the terms of this Section 1.2(g) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing to the Agent in immediately available funds, to the account from time to time designated by the Agent, not later than 2:00 p.m. (Eastern Time) on the applicable Funding Date. Subject to the provisions of Section 12.15(c), but in any event after the Agent's receipt of all proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds to the Designated Account or such other general operating account of the Borrower or a Guarantor as the Borrower may designate in writing; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.

        (h)    Making of Non-Ratable Loans.

                (i)    If the Agent elects, with the consent of Bank of America, to have the terms of this Section 1.2(h) apply to a requested Borrowing, Bank of America shall make a Revolving Loan in the amount of that Borrowing available on the applicable Funding Date by transferring same day funds to the Designated Account or such other general operating account of the Borrower or a Guarantor as the Borrower may designate in writing. Each Revolving Loan made solely by Bank of America pursuant to this Section is herein referred to as a "Non-Ratable Loan", and such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to Bank of America solely for its own account. The aggregate principal amount of Non-Ratable Loans outstanding at any time shall not exceed $60,000,000. The Agent shall not request Bank of America to make any Non-Ratable Loan if (1) the Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed Availability on that Funding Date.

                (ii)    The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral and shall constitute Obligations hereunder. Each provision of Section 1.2 applicable to Base Rate Loans (other than provisions relating to the initial funding of such Loans by the Lenders) shall be applicable to Non-Ratable Loans; provided, however, that Non-Ratable Loans shall bear interest at the rate agreed to between the Borrower and Bank of America (provided that in the absence of any agreed upon interest rate, such Non-Ratable Loan shall bear interest at the Base Rate plus the Applicable Margin).

        (i)    Agent Advances.

                (ii)    Subject to the limitations set forth below, the Agent is authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion, (A) while a Default or an Event of Default exists or (B) at any time that any of the conditions precedent set forth in Article 8 have not been satisfied, to make Base Rate Loans to the Borrower on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed 5% of the Borrowing Base but not in excess of the Maximum Revolver Amount and not in excess of Availability without the written consent of the Majority Lenders, which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.7 (any of such advances are herein referred to as "Agent Advances"); provided, that the Required Lenders may at any time revoke the Agent's authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof.

                (ii)    The Agent Advances shall be secured by the Agent's Liens in and to the Collateral and shall constitute Base Rate Loans and Obligations hereunder.

        (j)    Borrowing Rationalization. Notwithstanding anything to the contrary contained in this Agreement, at any time after the occurrence of a Rationalization Event the Agent may, and at the direction of the Required Lenders shall, require the Borrower to, and the Borrower shall:

                (i)    establish and maintain (indefinitely or for such period as is designated by the Agent (the "Rationalization Period")) internal tracking and reporting in form and detail satisfactory to the Agent of intercompany transfers of proceeds of Loans and Inventory purchased with proceeds of Loans to and among the Borrower and such Subsidiaries or groups of Subsidiaries as the Agent shall designate;

                (ii)    Within thirty-five (35) days of receipt of notice from the Agent that a Rationalization Period has commenced and at such future intervals as the Agent may request, the Borrower shall deliver to the Agent (A) a certificate of the chief financial officer or treasurer of the Borrower certifying the allocation of Aggregate Revolver Outstandings among each Guarantor or group of Guarantors, which certification shall be in form and substance satisfactory to the Agent, (B) a certificate in substantially the same form as a Borrowing Base Certificate for each Guarantor or group of Guarantors prepared as if such Guarantor or group of Guarantors were the Borrower hereunder and establishing the amount of Aggregate Revolver Outstandings permitted to be allocated to such Guarantor or group of Guarantors (the "Allocable Amount"), and (C) such evidence, including intercompany notes, as the Agent may reasonably request establishing receipt of the allocated proceeds of Revolving Loans and the benefits of Letters of Credit by each such Guarantor or group of Guarantors.

        At all times during the Rationalization Period, (i) all provisions set forth herein limiting Aggregate Revolver Outstandings or any component thereof by reference to the Borrowing Base shall be deemed to apply both (X) to each Guarantor or group of Guarantors and the Allocable Amount applicable thereto and (Y) to the Borrower (with the effect that, to the extent the amount of Aggregate Revolver Outstandings allocated to such Guarantor or group of Guarantors plus the amount of any Revolving Loan or Letter of Credit requested by the Borrower which would be allocable to such Guarantor or group of Guarantors exceeds the Allocable Amount for such Guarantor or group of Guarantors, the amount of such excess shall not be available to be advanced as a Revolving Loan or for issuance of a Letter of Credit), and (iv) all provisions set forth herein requiring repayment or prepayment of Revolving Loans or cash collateralization of Letters of Credit in the event that Borrowing Base limitations shall be exceeded, shall be deemed to apply both (X) to each Guarantor or group of Guarantors and the Allocable Amount applicable thereto and (Y) to the Borrower, all to the satisfaction of the Agent.

    1.3    Letters of Credit.

        (a)    Agreement to Issue or Cause to Issue. Subject to the terms and conditions of this Agreement, the Agent agrees to (i) cause Bank of America as a Letter of Credit Issuer to issue for the account of the Borrower one or more commercial/documentary and standby Letters of Credit and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Agent, which issues a Letter of Credit for the account of the Borrower (any such credit support or enhancement being herein referred to as a "Credit Support") from time to time during the term of this Agreement. Other Letter of Credit Issuers may also issue commercial/documentary Letters of Credit at the request of the Agent (as directed by the Borrower) in accordance with the terms of this Agreement; provided, however, that at no time shall the aggregate undrawn amount of all Letters of Credit issued by Other Letter of Credit Issuers plus the aggregate amount of all unpaid reimbursement obligations thereunder exceed $30,000,000 or such greater amount as may be agreed to from time to time by the Borrower and the Agent (the "Additional Issuer Sublimit").

        (b)    Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit, nor will any Other Letter of Credit Issuer issue any Letter of Credit, at any time if: (i) the maximum face amount of the requested Letter of Credit, or amount of requested Credit Support, is greater than the Unused Letter of Credit Subfacility at such time; (ii) the issuance of the requested Letter of Credit would cause a violation of the proviso in the second sentence of Section 1.3(a) above; (iii) the maximum undrawn amount of the requested Letter of Credit, or amount of requested Credit Support, would exceed Availability at such time; or (iv) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or (without regard to the effect of any "evergreen" or automatic renewal provisions) more than 12 months from the date of issuance for standby letters of credit and 180 days from the date of issuance for documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least 30 days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.3 are met and no Default or Event of Default has occurred and is continuing, no Lender shall have the right to decline to consent to any such extension or renewal.

        (c)    Other Conditions. In addition to conditions precedent contained in Article 8, the obligation of the Letter of Credit Issuer to issue any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent.

                (i)    The Borrower shall have delivered to the applicable Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application for the issuance of a Letter of Credit in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to such Letter of Credit Issuer; and

                (ii)    As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

        (d)    Issuance of Letters of Credit.

                (i)    Request for Issuance. The Borrower must notify the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, the beneficiary of the requested Letter of Credit and the proposed Letter of Credit Issuer. The Borrower shall attach to such notice the proposed form of the Letter of Credit, if any. Promptly upon receipt of such notice, the Agent shall forward it to the proposed Letter of Credit Issuer.

                (ii)    Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility, the amount of Availability and, if applicable, the available amount of the Additional Issuer Sublimit. If (i) the face amount of the requested Letter of Credit does not exceed either the Unused Letter of Credit Subfacility or, if applicable, the available Additional Issuer Sublimit and (ii) the amount of such requested Letter of Credit would not exceed Availability, the Agent shall notify the applicable Letter of Credit Issuer that it is authorized to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

                (iii)    No Extensions or Amendment. No Letter of Credit Issuer shall be obligated to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.3 are met as though a new Letter of Credit were being requested and issued.

                (iv)    Notice. Each Letter of Credit Issuer shall deliver to the Agent (i) notice of the issuance of each Letter of Credit on the date of issuance thereof and (ii) promptly following the end of each calendar quarter, notice setting forth the aggregate undrawn amount of all Letters of Credit issued by such Letter of Credit Issuer at the end of such quarter. Upon the request of any Lender from time to time, each Letter of Credit Issuer shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

        (f)    Payments Pursuant to Letters of Credit. The applicable Letter of Credit Issuer shall notify the Agent and the Borrower of any drawing under any Letter of Credit issued by such Letter of Credit Issuer as promptly as practical following receipt by such Letter of Credit Issuer of such drawing. The Borrower agrees to reimburse promptly a Letter of Credit Issuer for any draw under any Letter of Credit issued by such Letter of Credit Issuer and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay a Letter of Credit Issuer the amount of all other charges and fees payable to such Letter of Credit Issuer in connection with any Letter of Credit issued by such Letter of Credit Issuer promptly when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against such Letter of Credit Issuer or any other Person. If the Borrower shall fail to reimburse a Letter of Credit Issuer for a drawing under a Letter of Credit issued by such Letter of Credit Issuer by 12:00 noon on the date of demand therefor, or immediately without demand if such draw shall occur at any time after an Account Control Event Notice has been given, the Borrower shall be deemed to have requested a Borrowing of a Base Rate Refunding Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

          (f)    Indemnification; Exoneration; Power of Attorney.
                (i)    Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.3, the Borrower agrees to protect, indemnify, pay and hold harmless the Letter of Credit Issuers, the Lenders and the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender, any Letter of Credit Issuer or the Agent may actually incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The Borrower's obligations under this Section shall survive payment of all other Obligations.

                (ii)    Assumption of Risk by the Borrower. As among the Borrower, the Letter of Credit Issuers, the Lenders and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuers, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders, the Letter of Credit Issuers or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) a Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of a Letter of Credit issued by it; provided, however, none of the foregoing shall (i) release the Agent, any Lender or any Letter of Credit Issuer from liability to the extent resulting from their own gross negligence or willful misconduct or (ii) affect, impair or prevent the vesting of any rights or powers of the Agent, any Letter of Credit Issuer or any Lender under this Section 1.3(f).

                (iii)    Exoneration. Without limiting the foregoing, no action or omission whatsoever by Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of Agent or and Lender to the Borrower, or relieve the Borrower of any of its obligations hereunder to any such Person.

                (iv)    Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit the Borrower's rights, if any, with respect to a Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrower and the Letter of Credit Issuer.

                (v)    Account Party. The Borrower hereby authorizes and directs any Letter of Credit Issuer to name any Guarantor as the "account party" to a Letter of Credit and to deliver to the Agent all instruments, documents and other writings and property received by such Letter of Credit Issuer pursuant to a Letter of Credit issued by it, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with Letters of Credit or the application therefor.

        (g)    Supporting Letter of Credit. If, notwithstanding the provisions of Section 1.3(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall upon demand deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent, the Letter of Credit Issuers and the Lenders for payments to be made under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit shall be held by the Agent for the ratable benefit of the Agent, the Letter of Credit Issuers and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or Credit Support remaining outstanding and any fees and expenses related thereto.

        (h)    Existing Letters of Credit. The Borrower, the Agent and the Lenders agree that the obligations of the Borrower under Existing Letters of Credit shall be supported by cash collateral deposited with the Agent in an amount equal to the aggregate undrawn face amount of the Existing Letters of Credit. Such cash collateral shall be subject to the terms of the Funding Letter and upon release of the cash collateral in accordance therewith the Existing Letters of Credit shall be deemed Letters of Credit hereunder as if issued by Bank of America as Letter of Credit Issuer.

        1.4    Bank Products. The Borrower may request (for itself or any Guarantor) and Bank of America (or any other Lender requested by the Borrower and approved by the Agent) may, in its sole and absolute discretion, arrange for the Borrower to obtain from Bank of America (or such approved Lender), or its Affiliates Bank Products although the Borrower is not required to do so. If Bank Products are provided by an Affiliate of Bank of America, the Borrower agrees to indemnify and hold harmless Bank of America from any and all costs and obligations now or hereafter incurred by Bank of America which arise from any indemnity given by Bank of America to its Affiliates related to such Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrower acknowledges and agrees that the obtaining of Bank Products from Bank of America or its Affiliates (a) is in the sole and absolute discretion of Bank of America or its Affiliates, and (b) is subject to all rules and regulations of Bank of America and its Affiliates.

ARTICLE 2
INTEREST AND FEES

        2.1    Interest.

        (a)    Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Borrower has not delivered to the Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                (i)    For all Base Rate Loans and other Obligations (other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

                (ii)    For all LIBOR Rate Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrower shall pay to the Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Loans quarterly in arrears on the first Business Day of each February, May, August and November hereafter and on the Termination Date. The Borrower shall pay to the Agent, for the ratable benefit of Lenders, interest on all LIBOR Rate Loans in arrears on each LIBOR Interest Payment Date; provided, however, with respect to any LIBOR Rate Loan with an Interest Period of more than three (3) months, the Agent shall apply a Reserve equal to the amount of any interest due more than three months from the first LIBOR Interest Payment Date applicable to such LIBOR Rate Loan.

        (b)    Default Rate. While any Event of Default exists and the Majority Lenders in their discretion so elect by notice to the Borrower, all of the Obligations shall bear interest at the Default Rate applicable thereto.

        2.2    Continuation and Conversion Elections.

        (a)    Provided that the Borrowing of LIBOR Rate Loans is then permitted under Section 1.2, the Borrower may:

                (i)    elect, as of any Business Day, in the case of Base Rate Loans to convert any Base Rate Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

                (ii)    elect, as of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans; provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

        (b)    The Borrower shall deliver a notice of continuation/conversion ("Notice of Continuation/Conversion") to the Agent not later than 12:00 noon (Eastern Time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                (i)    the proposed Continuation/Conversion Date;

                (ii)    the aggregate amount of Loans to be converted or renewed;

                (iii)    the type of Loans resulting from the proposed conversion or continuation; and

                (iv)    the duration of the requested Interest Period, provided, however, the Borrower may not select an Interest Period that ends after the Stated Termination Date.

        (c)    If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, an Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

        (d)    The Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

        (e)    There may not be more than 10 different Interest Periods for LIBOR Rate Loans in effect hereunder at any time.

        2.3    Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

        2.4    Fee. The Borrower agrees to pay the Agent on the Closing Date the fees required to be paid on the Closing Date as set forth in the Fee Letter.

        2.5    Unused Line Fee. On the first Business Day of each month and on the Termination Date the Borrower agrees to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to one-half of one percent (.50%) per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated for the portion of the first month hereafter or on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Agent shall be deemed to be credited to the Borrower's Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

        2.6    Letter of Credit Fee. The Borrower agrees to pay (a) to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to the Applicable Margin for Letters of Credit on the aggregate undrawn face amount of all outstanding Letters of Credit, such fee to be payable monthly in arrears on the first Business Day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date, and (b) to a Letter of Credit Issuer for its own account a fee (the "Fronting Fee") equal to one-eighth of one percent (.125%) of the initial aggregate amount available to be drawn on each Letter of Credit issued by such Letter of Credit Issuer, such fee to be due and payable in full with respect to such Letter of Credit on the date of the issuance (or renewal) thereof, and all customary and reasonable out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which shall be payable on demand. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. If an Event of Default has occurred and is continuing, the Majority Lenders may elect to increase the applicable Letter of Credit Fee by two percent (2.0%) per annum.

ARTICLE 3
 PAYMENTS AND SECURITY

        3.1    Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement. In addition, and without limiting the generality of the foregoing, upon demand the Borrower shall pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceed the lesser of (a) the Borrowing Base or (b) the Maximum Revolver Amount less any Refinancing Reserve.

        3.2    Termination of Facility. The Borrower may terminate this Agreement upon at least thirty (30) Business Days' notice to the Agent and the Lenders, upon (a) Facility Repayment, (b) the payment of the early termination fee set forth below, and (c) with respect to any LIBOR Rate Loans prepaid, payment of the amounts due under Section 4.4, if any. As an alternative to the cancellation and return of all outstanding Letters of Credit as contemplated by the immediately preceding clause (a), the Borrower may, if acceptable to the Agent and each Letter of Credit Issuer, (x) deposit with each Letter of Credit Issuer cash in an amount equal to the maximum undrawn amount of all such Letters of Credit issued by each such Letter of Credit Issuer to be held as cash collateral to reimburse such Letter of Credit Issuer in respect of drawings under such Letters of Credit or (y) deposit with each Letter of Credit Issuer a Supporting Letter of Credit in an amount equal to the greatest amount for which all outstanding Letters of Credit issued by such Letter of Credit Issuer may be drawn. If this Agreement is terminated at any time prior to the Stated Termination Date, whether pursuant to this Section or pursuant to Section 9.2, the Borrower shall pay to the Agent, for the account of the Lenders, an early termination fee determined in accordance with the following table:

Period during which early termination occurs	Early Termination Fee
On or prior to the first Anniversary Date	.50% of the Total Facility
After the first Anniversary Date but on or prior to the second Anniversary Date	.25% of the Total Facility
After the second Anniversary Date but prior to the Stated Termination Date	None.

; provided, however, if this Agreement is terminated in connection with a refinancing of the Total Facility arranged by Bank of America or an Affiliate of Bank of America, such early termination fee shall be deemed to be zero and will not be payable.

        3.3    LIBOR Rate Loan Prepayments. In connection with any prepayment of any LIBOR Rate Loans prior to the expiration date of the Interest Period applicable thereto, the Borrower shall pay to the Agent for the benefit of the Lenders the amounts described in Section 4.4.

        3.4    Payments by the Borrower.

        (a)    All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 1:30 p.m. (Eastern Time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

        (b)    Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

        3.5    Payments as Revolving Loans. At the election of the Agent, all payments of principal, interest, reimbursement obligation in connection with Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder may be paid from the proceeds of Revolving Loans made hereunder. The Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying all amounts from time to time due which are not otherwise paid when due hereunder (including Non-Ratable Loans and Agent Advances) and agrees that all such amounts charged shall constitute Base Rate Refunding Loans.

        3.6    Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees payable solely to the Agent and any Letter of Credit Issuer and except as provided in Section 11.1(b). All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Agent from the Borrower or any other Credit Party pursuant to the terms of any Loan Document; second, to pay any fees or expense reimbursements then due to the Lenders and the Letter of Credit Issuers from the Borrower or any other Credit Party pursuant to the terms of any Loan Document; third, to pay interest due in respect of all Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit and Credit Support; sixth, to pay an amount to the Agent, for the ratable benefit of the Letter of Credit Issuers, equal to all outstanding undrawn Letter of Credit obligations and Credit Support to be held as cash collateral for such Obligations; seventh, to pay any amounts relating to Bank Products then due to Bank of America or any Lender providing Bank Products with the consent of the Agent and eighth, to the payment of any other Obligation due to the Agent or any Lender by the Borrower or any other Credit Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans and, in any event, the Borrower shall pay LIBOR breakage losses, if any, in accordance with Section 4.4. The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

        3.7    Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent, any Lender, any Letter of Credit Issuer, or Bank of America or any Affiliate of Bank of America is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received, and the Borrower shall be liable to pay to the Agent, the Lenders, such Letter of Credit Issuer, or Bank of America, as the case may be, and hereby does indemnify the Agent, the Lenders, the Letter of Credit Issuers, and Bank of America and hold harmless the Agent, the Lenders, the Letter of Credit Issuers, and Bank of America for, the amount of such payment or proceeds surrendered. The provisions of this Section 3.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent, any Lender, any Letter of Credit Issuer, or Bank of America in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's, the Lenders', the Letter of Credit Issuers', or Bank of America's rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.7 shall survive the termination of this Agreement.

        3.8    Agent's and Lenders' Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by Agent or any Lender to make such notation shall not affect the obligations of the Borrower with respect to the Loans or the Letters of Credit. The Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 3.7 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within 180 days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

        3.9    Security. As security for the full and timely payment and performance of all Obligations, the Borrower shall, and shall cause all other Credit Parties to, on or before the Closing Date, do or cause to be done all things necessary in the opinion of the Agent and the Lenders and their counsel to grant to the Agent for the benefit of itself and the Lenders a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer (other than Permitted Liens and restrictions on transfer imposed by applicable securities laws).

        (a)    Security Agreement. As security for the full and timely payment and performance of all Obligations and of all obligations of the Guarantors under the Subsidiary Guaranty, the Borrower and each Material Subsidiary shall on the Closing Date deliver a Security Agreement to the Agent for the benefit of itself and the Lenders, in form and substance reasonably acceptable to the Agent and the Lenders. The Borrower shall cause each Material Subsidiary acquired, created or arising after the Closing Date to deliver to the Agent a Joinder Agreement and join as a party to the Subsidiary Guaranty, the Security Agreement and, if such Material Subsidiary owns any Subsidiary Securities of any Material Subsidiary, the Pledge Agreement, together with all of the documents and instruments in connection therewith as are required pursuant to the terms hereof and of the Security Instruments, all in form and substance acceptable to the Agent.

        (b)    Pledge of Subsidiary Securities. As security for the full and timely payment and performance of all Obligations, the Borrower and each other Material Subsidiary owning any Subsidiary Securities of any Material Subsidiary, shall on the Closing Date deliver to the Agent for the benefit of itself and the Lenders, in form and substance reasonably acceptable to the Agent and the Lenders, (i) the Pledge Agreement which shall pledge to the Lender 100% of the Subsidiary Securities of all Material Subsidiaries, (ii) if such Subsidiary Securities are in the form of certificated securities, such certificated securities, together with undated stock powers or other appropriate transfer documents endorsed in blank pertaining thereto, (iii) if such Subsidiary Securities do not constitute securities and the Subsidiary has not elected to have such interests treated as securities under Article 8 of the Uniform Commercial Code, a control agreement satisfactory to the Agent from the registrar and/or issuer of such Subsidiary Securities; and (iv) Uniform Commercial Code financing statements reflecting the Lien in favor of the Agent on such Subsidiary Securities. To the extent the Borrower or any Subsidiary shall obtain rights in any Subsidiary Securities of any Material Subsidiary that is acquired, created or arises after the Closing Date, or as a result of a reorganization permitted hereunder such that a new Subsidiary becomes the owner of such Subsidiary Securities of a Material Subsidiary, the Borrower shall, and shall cause any such Subsidiary, to pledge to the Agent pursuant to a Joinder Agreement (or, as appropriate, to reaffirm or supplement its prior pledge of) 100% of the Subsidiary Securities of such Material Subsidiary and to deliver to the Agent all of the documents and instruments in connection therewith as are required pursuant to the terms hereof and of the Security Instruments, all in form and substance acceptable to the Agent.

        (c)    Landlord Waivers. The Borrower shall cause to be delivered to the Agent on the Closing Date and from time to time thereafter, such executed Landlord Waivers with respect to locations of Inventory leased by any Credit Party as the Agent may reasonably request and which the Borrower is able to obtain using commercially reasonable efforts.

        (d)    Further Assurances. At the request of the Agent, the Borrower will or will cause all other Credit Parties, as the case may be, to (i) deliver or cause to be delivered to the Agent all legal opinions, officer's certificates, certificates of existence or incorporation and similar documents as the Agent may reasonably request in connection with the delivery of any Loan Documents pursuant to this Section 3.9 after the Closing Date and (ii) execute, by its duly authorized officers, any certificate, instrument, financing statement, control agreement, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Borrower or other Credit Party after the Closing Date. The Agent is hereby irrevocably authorized to execute and file or cause to be filed, with or if permitted by applicable law without the signature of the Borrower or any Credit Party appearing thereon, all Uniform Commercial Code financing statements reflecting the Borrower or any other Credit Party as "debtor" and the Agent as "secured party", and continuations thereof and amendments thereto, as the Agent reasonably deems necessary or advisable to give effect to and maintain the Liens and priority thereof provided under the Loan Documents.

        3.10    Collection Account.

        (a)    The Borrower shall establish on or before the Closing Date, and maintain at all times, the Collection Account. The Borrower shall, and shall cause each other Credit Party to, within 2 Business Days of deposit, deliver all balances held in any Deposit Account (other than collections in respect of Securitization Accounts) of any Credit Party, and all payments or collections with respect to Collateral (other than collections in respect of Securitization Accounts) in their original form duly endorsed in blank, into the Collection Account.

        (b)    Upon delivery to the Borrower of an Account Control Event Notice, which notice may not be given until an Account Control Event occurs, (i) all amounts deposited into the Collection Account shall be subject to the Agent's sole control, either directly or through the Blocked Account Agreement, and withdrawals by the Borrower shall not be permitted, (ii) all such amounts shall be applied to payment of the Obligations in accordance with Section 3.6, (iii) if requested by the Agent, the Credit Parties shall instruct all Account Debtors to make all payments directly to the Collection Account and (iv) except pursuant to a letter of instruction described below, the Borrower shall not change the then existing instructions regarding the transfer of funds held in deposit accounts maintained by the Borrower and its Subsidiaries with any financial institution and the Borrower shall cause to be delivered to each such financial institution a letter of instruction in form and content acceptable to the Agent establishing, among other requirements, (A) instructions to each such financial institution that all funds transferred out of such accounts shall be wired (either directly or indirectly through one or more other accounts subject to substantially the same letter of instruction) to the Collection Account and (B) that such instructions may not be modified by the Borrower or any Subsidiary, but only through written instruction from the Agent. If, notwithstanding any of the foregoing, any Credit Party receives any such payments or other proceeds of Collateral, it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into the Collection Account. The Agent or the Agent's designee may, at any time during the existence of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, the Borrower, at the Agent's request, shall execute and deliver, and cause each other Credit Party to execute and deliver, to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

        (c)    If sales of Inventory are made or services are rendered for cash, the Borrower shall, and shall cause each other Credit Party to, promptly deliver to the Agent or deposit into a Deposit Account or the Collection Account the cash which such Credit Party receives.

        (d)    All payments received by the Agent at a bank account designated by it, will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Loan Account (conditional upon final collection) on the same Business Days received if received in immediately available funds prior to 1:30 p.m. (Eastern Time) and otherwise on the next Business Day; provided, however, that such payments shall be deemed to be credited to the Loan Account immediately upon receipt for purposes of (i) determining Availability, (ii) calculating the Unused Line Fee pursuant to Section 2.5 hereof, and (iii) calculating the amount of interest accrued thereon solely for purposes of determining the amount of interest to be distributed by the Agent to the Lenders (but not the amount of interest payable by the Borrower).

        (e)    In the event the Borrower repays all of the Obligations upon the termination of the Credit Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of proceeds of the Collateral, such payment will be credited (conditioned upon final collection) to the Loan Account on the same Business Days of the Agent's receipt of immediately available funds received if received prior to 12:00 noon (Eastern Time) and otherwise on the next Business Day.

ARTICLE 4
 TAXES, YIELD PROTECTION AND ILLEGALITY

        4.1    Taxes.

        (a)    Any and all payments by the Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes.

        (b)    The Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

        (c)    If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                (i)    the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                (ii)    the Borrower shall make such deductions and withholdings;

                (iii)    the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                (iv)    the Borrower shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

        (d)    At the Agent's request, within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

        (e)    If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise materially disadvantageous to such Lender.

        (f)    For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate forms pursuant to Section 12.10(a) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under this Section with respect to Taxes imposed by the United States of America; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

        (g)    If the Borrower makes any additional payments under this Section 4.1 for the account of any Lender and such Lender, in its reasonable opinion, determines that it has received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender shall reasonably determine to be attributable to such deduction or withholding and as will leave such Lender (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding.

    4.2    Illegality.

        (a)    If any Lender reasonably determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Borrower through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until that Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist).

        (b)    If a Lender reasonably determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Rate Loans. If the Borrower is required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrower may borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

        4.3    Increased Costs and Reduction of Return.

        (a)    If any Lender reasonably determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

        (b)    If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

        (c) Any claim for compensation under this Section 4.3 shall be made by the applicable Lender within 180 days after the date on which the officer of such Lender who has responsibility for compliance with the obligations under this Agreement knows or has reason to know of such Lender's right to any compensation under this Section 4.3 or, if any such Lender fails to deliver such demand within such 180-day period, such Lender shall only be entitled to compensation under this Section 4.3 from and after the date that is 180 days prior to the date such Lender delivers such demand.

        4.4    Funding Losses. The Borrower shall reimburse each Lender and hold harmless each Lender from any loss or expense which such Lender may sustain or incur as a direct consequence of:

        (a)    the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

        (b)    the failure of the Borrower to borrow, continue or convert a LIBOR Rate Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

        (c)    the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained (but excluding any loss of anticipated profit). The Borrower shall also pay any customary and reasonable administrative fees charged by any Lender in connection with the foregoing.

        For purposes of calculating amounts payable by the Borrower to a Lender under this Section 4.4, such Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the Offshore Base Rate used in determining the LIBOR Rate for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.

        4.5    Inability to Determine Rates. If the Agent reasonably determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

        4.6    Certificates of Agent. If any Lender claims reimbursement or compensation under this Article 4, the Agent shall determine the amount thereof and shall deliver to the Borrower (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

        4.7    Survival. The agreements and obligations of the Borrower in this Article 4 shall survive the payment of all other Obligations.

ARTICLE 5
BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

        5.1    Books and Records. The Borrower and all Guarantors shall maintain, at all times, correct and complete books, records and accounts in accordance with GAAP. The Borrower and the Guarantors shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as are consistent with past practices of the Borrower and the Guarantors.

        5.2    Financial Information. The Borrower shall promptly furnish to each Lender all such financial information as the Agent or the Majority Lenders shall reasonably request. Without limiting the foregoing, the Borrower will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender (which the Agent shall promptly distribute), the following:

        (a)    As soon as available, but in any event not later than ninety-five (95) days after the close of each Fiscal Year, consolidated audited balance sheets and income statements, cash flow statements and changes in stockholders' equity for the Borrower and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting in all material respect the financial position and the results of operations of the Borrower and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon of, independent certified public accountants selected by the Borrower and reasonably satisfactory to the Agent and the Majority Lenders, which report is unqualified or devoid of any qualification or exception which is not acceptable to the Majority Lenders. The Borrower hereby authorizes the Agent, during the existence of an Event of Default, to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Borrower and to discuss directly with the Agent the finances and affairs of the Borrower.

        (b)    As soon as available, but in any event not later than fifty (50) days after the end of each fiscal quarter (or, at the request of the Agent or the Majority Lenders, within thirty (30) days of each month), consolidated unaudited balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal quarter (or month, if applicable), and consolidated income statements (together with a statement of depreciation and Capital Expenditures for such period) and, solely in the case of quarterly statements, cash flow statements, for the Borrower and its consolidated Subsidiaries for such fiscal quarter (or month, if applicable) and for the period from the beginning of the Fiscal Year to the end of such fiscal quarter (or month, if applicable), all in reasonable detail, fairly presenting in all material respects the financial position and results of operations of the Borrower and its consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year, and prepared in accordance with GAAP. The Borrower shall certify by a certificate signed by its chief financial officer, chief accounting officer or treasurer that all such statements have been prepared in accordance with GAAP and present fairly in all material respects the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments (or in the case of monthly or quarterly Financial Statements, period-end adjustments) and absence of full footnote disclosure.

        (c)    together with each delivery of the Financial Statements required by Section 5.2(a) hereof, deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 5.2(a) hereof stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 5.2(a), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); and if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

        (d)    With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and each of the quarterly (but not monthly) Financial Statements delivered pursuant to Section 5.2(b), a certificate of the chief financial officer or treasurer of the Borrower, substantially in the form of Exhibit J (or other form reasonably acceptable to the Agent) setting forth in reasonable detail (i) the calculations required to establish that the Borrower was in compliance with the covenants set forth in Sections 7.18, 7.19 (showing calculation of the Fixed Charge Coverage Ratio) and 7.20 during the period covered in such Financial Statements and as at the end thereof and (ii) calculation of utilization of the various dollar-amount limitations contained in Sections 7.8 through 7.11, and stating (A) all of the representations and warranties of each Credit Party contained in the Loan Documents to which it is a party are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, and (B) no Default or Event of Default then exists or existed during the period covered by the Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

        (e)    No sooner than sixty (60) days and not less than thirty (30) days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated balance sheets and income statements and statements of depreciation and Capital Expenditures) for the Borrower and its Consolidated Subsidiaries as at the end of and for each fiscal quarter of such Fiscal Year.

        (f)    Within 5 Business Days of the filing thereof, copies of all registration statements, reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).

        (g)    Upon the Agent's or the Majority Lenders' request, (i) a copy of all management reports and management letters prepared for the Borrower by the independent certified public accountants of the Borrower, (ii) profit and loss reports for the Borrower in such detail as the Agent or the Majority Lenders may reasonably request and as are, at the time of such request, already generated by the Borrower, and financial statements for the Borrower on a segment basis for each of the Department Store Group and Saks Fifth Avenue Enterprises, and (iii) a copy of any tax return filed by the Borrower or any Subsidiary with the IRS.

        (h)    Promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed.

        (i)    As soon as available, but in any event within fifteen (15) days after the end of each month (for such month), (i) a Borrowing Base Certificate, (ii) Inventory reports by category and location, together with a reconciliation to the corresponding Borrowing Base Certificate and to each Credit Party's general ledger certified by a Responsible Officer of the Borrower and in form consistent with past practices, and (iii) a detailed calculation of Eligible Inventory of the Credit Parties certified by a Responsible Officer of the Borrower and in form consistent with past practices; provided, however, if a Rationalization Event has occurred, the Borrowing Base Certificates referred to in (i) above shall be delivered within three (3) Business Days after the end of each week (for such week).

        (j)    Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary and which the Borrower or any Subsidiary may obtain using commercially reasonable efforts, all in form and detail reasonably acceptable to the Agent.

        At the request of the Borrower and with the consent of the Agent, any of the delivery requirements relating to written financial information set forth in this Section 5.2 may be satisfied by the Borrower by posting such information in electronic format readable by the Agent and the Lenders to a secure address on the world wide web (the "Informational Website") which is accessible by the Agent and the Lenders. The accommodation provided by the foregoing sentence shall not impair the right of the Agent, or any Lender through the Agent, to request and receive from the Borrower physical delivery of specific financial information provided for in this Section 5.2. The Borrower shall give the Agent and each Lender written or electronic notice each time any information is delivered by posting to the Informational Website. The Borrower shall be responsible for and shall bear all risk associated with establishing and maintaining the security and confidentiality of the Informational Website and the information posted thereto.

        5.3    Notices to the Lenders. The Borrower shall notify the Agent in writing, and the Agent shall promptly notify the Lenders, of the following matters at the following times:

        (a)    Immediately after becoming aware of any Default or Event of Default;

        (b)    Immediately after becoming aware of any event or circumstance which could reasonably be expected to have a Material Adverse Effect;

        (c)    Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

        (d)    Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

        (e)    Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

        (f)    Any change in (i) any Credit Party's name as it appears in the state of its incorporation or other organization, type of entity, or organizational identification number, (ii) locations of Collateral, or (iii) trade names under which any Credit Party will sell Inventory or create Accounts, in each case (other than changes in type of entity and items described in clause (ii) above with respect to which notice shall be given no less than thirty (30) days prior to any change) no more than thirty (30) days following the effective date thereof;

        (g)    Within 30 Business Days after the Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event has occurred or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

        (h)    Upon request by the Agent, (i) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request and (ii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either the Borrower or any ERISA Affiliate;

        (i)    Upon request by the Agent, copies of any actuarial report for any Plan or Multi-employer Plan or annual report for any Multi-employer Plan; and within the (10) Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan which termination could reasonably be expected to have a Material Adverse Effect; (ii) any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability that could reasonably be expected to have a Material Adverse Effect;

        (j)    Within thirty (30) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan that increase the Borrower's annual costs with respect thereto by an amount in excess of $15,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which the Borrower or any ERISA Affiliate was not previously contributing that increases the Borrower's annual costs with respect to Plans by an amount in excess of $15,000,000; or (ii) any failure by the Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment in an amount in excess of $15,000,000 or

        (k)    Within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated which termination could reasonably be expected to have a Material Adverse Effect; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan which termination could reasonably be expected to have a Material Adverse Effect; or (iii) the PBGC has instituted proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan which termination could reasonably be expected to have a Material Adverse Effect.

        Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrower, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

ARTICLE 6
 GENERAL REPRESENTATIONS AND WARRANTIES

        The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

        6.1    Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. The Borrower has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, to conduct its business and own its property, and to grant to the Agent Liens upon and security interests in the Collateral in which it has rights. Each Guarantor has the power and authority to execute, deliver and perform the Loan Documents to which it is a party and to grant to the Agent Liens upon and security interests in the Collateral in which it has rights. Each Credit Party has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of the Loan Documents to which it is a party. All of the Loan Documents to which it is a party have been duly executed and delivered by each Credit Party, and constitute the legal, valid and binding obligations of each Credit Party, enforceable against it in accordance with their respective terms subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity). Each Credit Party's execution, delivery, and performance of the Loan Documents to which it is a party do not and will not constitute a violation or breach of, or result in the imposition of any Lien upon the property of the Borrower or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument, including, without limitation, the Note Indentures and the Securitization Documents, to which the Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any Requirement of Law applicable to the Borrower or any of its Subsidiaries, or (c) the Organizational Documents or Operating Documents of the Borrower or any of its Subsidiaries.

        6.2    Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral having priority over all other Liens on the Collateral, except for Permitted Liens, securing all the Obligations, and enforceable against each Credit Party and all third parties.

        6.3    Organization and Qualification. The Borrower and each Subsidiary (a) is duly organized, incorporated or formed and validly existing in good standing under the laws of the state of its organization, incorporation or formation, (b) is qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property.

        6.4    Corporate Name; Prior Transactions; Other Information Regarding Collateral. Schedule 6.4. sets forth, as of the Closing Date, a true and complete list of (i) the exact legal name, jurisdiction of formation, organizational identification number, and each location of the chief executive office of the Borrower and each other Credit Party at any time during the five (5) year period immediately preceding the Closing Date, and (ii) each location of Collateral or other location where Collateral has been located during such period. Except as described on Schedule 6.4, no Credit Party has during the 5 year period immediately preceding the Closing Date been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

        6.5    Subsidiaries and Affiliates. Schedule 6.5 is as of the Closing Date a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower's Subsidiaries and other Affiliates.

        6.6    Financial Statements and Projections.

        (a)    The Borrower has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Borrower and its consolidated Subsidiaries as of February 3, 2001, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants. The Borrower has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Borrower and its consolidated Subsidiaries as of August 4, 2001. All such financial statements have been prepared in accordance with GAAP (subject to, in the case of the interim financial statements, full footnote disclosure and year and audit adjustments) and present accurately and fairly in all material respects the financial position of the Borrower and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

        (b)    The Latest Projections when submitted to the Lenders as required herein represent the Borrower's estimate of the future financial performance of the Borrower and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

        6.7    Solvency. The Borrower and each Guarantor is Solvent prior to and after giving effect to the Borrowings to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date.

        6.8    Debt. After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Borrower and its Subsidiaries have no Debt, except (a) Debt described on Schedule 6.8 and (b) other Debt permitted to exist under Section 7.11.

        6.9    Distributions. During the period from February 3, 2001 through the Closing Date, the Borrower has not declared, paid, or made any Distributions upon or in respect of any capital stock or other securities of the Borrower, nor has any such events occurred with respect to the capital stock or other securities of any of its Subsidiaries, other than (a) Distributions to the Borrower or a wholly owned Subsidiary of the Borrower and (b) except as set forth on Schedule 6.9 hereto.

        6.10    Title to Property.    The Borrower and its Subsidiaries have good title to all of their respective real and personal property free of all Liens except Liens permitted under Section 7.15.

        6.11    Proprietary Rights. Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all of each Credit Party's material Proprietary Rights. None of such Proprietary Rights is, as of the Closing Date, subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.11. To the best of the Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights, except in either case, for such infringements which could not reasonably be expected to have a Material Adverse Effect. The Proprietary Rights described on Schedule 6.11 constitute, as of the Closing Date, all of the property of such type necessary to the current and anticipated future conduct of each Credit Party's business.

        6.12    Trade Names. As of the Closing Date, Schedule 6.12 is a complete list of all trade names or styles under which the Borrower or any of its Subsidiaries sells Inventory or creates Accounts, or to which instruments in payment of Accounts may be made payable. Schedule 6.12 sets forth, as of the Closing Date, a true and complete list of each trade name, trademark or other trade style used by Borrower and each other Person providing Collateral pursuant to a Security Instrument during the five (5) year period immediately preceding the Closing Date.

        6.13    Litigation. Except as set forth on Schedule 6.13, there is no pending, or to the best of the Borrower's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of the Borrower's knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

        6.14    Labor Disputes. Except as set forth on Schedule 6.14, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of the Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or its Subsidiaries or their employees.

        6.15    Environmental Laws. The Borrower and each Subsidiary is in compliance with all applicable Environmental Laws the failure of which to comply could reasonably be expected to have a Material Adverse Effect and has been issued and currently maintains all federal, state and local permits, licenses, certificates and approvals required under Environmental Laws the failure of which to obtain or maintain could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has been notified of any material pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of the Borrower's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Contaminant, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law, in each case which could reasonably be expected to have a Material Adverse Effect.

        6.16    No Violation of Law. Neither the Borrower nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

        6.17    ERISA Compliance. Except as specifically disclosed in Schedule 6.17:

        (a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred that would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

        (b)    There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

        (c)    (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in that has resulted or could reasonably be expected to result in a Material Adverse Effect; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that has resulted or could reasonably be expected to result in a Material Adverse Effect; (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        6.18    Taxes. The Borrower and its Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

        6.19    Regulated Entities. Neither the Borrower nor any Subsidiary, nor any Person controlling the Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Neither the Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

        6.20    Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely to refinance Debt, and for working capital and general corporate purposes, including purchases of Inventory. Neither the Borrower nor any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

        6.21    Copyrights, Patents, Trademarks and Licenses, etc. Each Credit Party owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person (except for conflicts which could not reasonably be expected to have a Material Adverse Effect). To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Credit Party infringes upon any rights held by any other Person (except for infringements which could not reasonably be expected to have a Material Adverse Effect).

        6.22    No Material Adverse Change. No Material Adverse Effect has occurred since the date of the Financial Statements referred to in Section 6.6(a). The parties hereto agree that none of the events described on Schedule 6.22 have caused a Material Adverse Effect.

        6.23    Full Disclosure. None of the representations or warranties made by any Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Agent or the Lender prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered.

        6.24    Material Agreements. Schedule 6.24 hereto sets forth as of the Closing Date all material agreements and contracts to which each Credit Party is a party or is bound as of the date hereof.

        6.25    Bank Accounts. Schedule 6.25 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by each Credit Party with any bank or other financial institution.

        6.26    Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by the Credit Parties of any Loan Document.

ARTICLE 7
AFFIRMATIVE AND NEGATIVE COVENANTS

        The Borrower covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect, unless the Majority Lenders (or all Lenders or Required Lenders as required under Section 11.1) shall otherwise consent in writing:

        7.1    Taxes and Other Obligations. The Borrower shall, and shall cause each of its Subsidiaries to, (a) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves as required by GAAP for the payment of all such items; and (b) pay when due all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, which, if unpaid, might become a Lien against its respective property; provided, however, neither the Borrower nor any of its Subsidiaries need pay any tax, fee, assessment, governmental charge or any claim for materialmen, mechanics, carriers, warehousemen, landlord, processors or other like Persons (i) if it is being contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which the Borrower or its Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

        7.2    Legal Existence and Good Standing. Except as a result of transactions permitted under Section 7.8, the Borrower shall, and shall cause each Material Subsidiary to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

        7.3    Compliance with Law and Agreements; Maintenance of Licenses. The Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws) the noncompliance with which could reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date and as contemplated by the Loan Documents and with respect to which the failure to so obtain and maintain could reasonably be expected to have a Material Adverse Effect. Except to the extent necessary to consummate a transaction permitted under Sections 7.8, 7.9 or 7.10 below, the Borrower shall not modify, amend or alter its Organizational Documents or Operating Documents other than in a manner which does not materially adversely affect the rights and interests of the Lenders or the Agent.

        7.4    Maintenance of Property; Inspection of Property.

        (a)    The Borrower shall, and shall cause each Material Subsidiary to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

        (b)    The Borrower shall, and shall cause each Material Subsidiary to, permit representatives and independent contractors of the Agent, and any Lender electing to accompany such representatives or independent contractors at its own cost, to (i) visit and inspect any of its properties (subject to the rights of third party tenants in possession), to conduct audits, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to the Borrower, all at the expense of the Borrower to the extent conducted by the Agent, its representatives or independent contractors; provided, so long as no Event of Default exists, such visits, inspections, audits and examinations to be paid for by the Borrower shall not exceed three (3) times per calendar year nor result in costs to the Borrower in excess of $150,000 in aggregate amount per calendar year and (ii) conduct appraisals of Collateral, independently of or in conjunction with the visits, inspections, audits and examinations provided for in clause (i) above, all at the expense of the Borrower; provided, so long as no Event of Default exists, such appraisals to be paid for by the Borrower shall not exceed three (3) per calendar year nor result in costs to the Borrower in excess $300,000 in aggregate amount per calendar year; provided further, however, when an Event of Default exists, the Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice so long as the exercise of such rights shall not unreasonably disrupt the physical operation of retail stores of the Borrower or applicable Material Subsidiary, as the case may be. The Agent shall conduct the audits described in clause (i) above no less than twice each fiscal year and the appraisals described in clause (ii) above no less than twice each fiscal year.

        7.5    Insurance.

        (a)    The Borrower shall maintain, and shall cause each of its Material Subsidiaries to maintain, with its current insurers, with other financially sound and reputable insurers having a rating of at least A+ or better by Best Rating Guide, or with other financially sound and reputable insurers acceptable to the Agent in its commercially reasonable judgement, (i) insurance against loss or damage by fire and other hazards as are customarily insured against by similar businesses owning such properties similarly situated, (ii) general public liability insurance at all times against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions providing no less coverage than insurance customarily carried by similar businesses owning similar properties and conducting similar operations, and (iii) insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes).

        (b)    The Borrower shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as loss payee pursuant to a lender's loss payable endorsement in the form attached hereto as Exhibit F (or other form reasonably acceptable to the Agent) on all policies of insurance covering loss of or damage to Inventory of the Borrower or any Material Subsidiary. All premiums for such insurance shall be paid by the Borrower when due, and certificates of insurance and, if requested by the Agent or any Lender through the Agent, photocopies of the policies, shall be delivered to the Agent. If the Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Required Lenders shall, do so from the proceeds of Base Rate Refunding Loans or Agent Advances, if available.

        (c)    The Borrower shall promptly notify the Agent of any loss, damage, or destruction to the Collateral, whether or not covered by insurance, in excess of $7,000,000 per incident. The Agent is hereby authorized to collect directly all insurance proceeds in respect of Collateral in accordance with the lender's loss payable endorsement referred to above and to apply such proceeds: (i) if no Account Control Event Notice has been given by the Agent, to the Borrower as the Borrower may direct, or (ii) if an Account Control Notice has been given by the Agent, first, to the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, and then to the Collection Account in accordance with Section 3.10.

        7.6    Environmental Laws.

        (a)    The Borrower shall, and shall cause each of the Material Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant, in each case, the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall report to the Agent at the Agent's request on such response.

        (b)    The Borrower shall promptly provide to the Agent true, accurate and complete copies of any and all written notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any of the following, in each case which could reasonably be expected to have a Material Adverse Effect: (i) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Laws; (ii) Release or threatened Release by the Borrower or any Subsidiary, or by any Person handling, transporting or disposing of any Contaminant on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Contaminant, except where occurring legally pursuant to a permit or license or otherwise; or (iii) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a Release of Contaminants. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation from any Governmental Authority alleging that the Borrower or any Subsidiary has violated any applicable Environmental Law, Released any Contaminant, or is liable for the costs of cleaning up, removing, remediating or responding to a Release of Contaminants, in each case the violation or occurrence of which could reasonably be expected to have a Material Adverse Effect, the Borrower shall promptly (and in any event within the time period permitted and to the extent required by the applicable Environmental Law or by the applicable Governmental Authority responsible for enforcing such Environmental Law) remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or Release or satisfy such liability.

        7.7    Compliance with ERISA. Each Credit Party shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, in each case, that could reasonably be expected to have a Material Adverse Effect; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        7.8    Dispositions, Mergers or Consolidations.

        (a)    Other than as permitted in the immediately following subsection (b), the Borrower shall not, and shall not permit any Subsidiary other than a Securitization Subsidiary to, sell, lease, transfer or otherwise dispose of any property (including without limitation capital stock or similar ownership interests transferred by way of merger or other consolidation) of the Borrower or any Subsidiary (other than a Securitization Subsidiary) other than (i) sales of Inventory in the ordinary course of business, (ii) Dispositions of property among the Borrower and the Guarantors provided all parties to such Dispositions are Solvent at the time of such Dispositions and immediately thereafter; (iii) Dispositions of property, other than Inventory, in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary and is not replaced with similar property having at least equivalent value; provided each such Disposition shall be conducted on a Market Basis and shall not have resulted in Net Proceeds in excess of $1,000,000; (iv) Dispositions of property on a Market Basis to the extent the Net Proceeds thereof are used to make Refinancing Payments in an aggregate amount not to exceed the difference of (A) $308,500,000 less (B) the aggregate principal amount of Debt incurred pursuant to Section 7.11(f), (v) Dispositions of property on a Market Basis with respect to which the Net Proceeds do not exceed $50,000,000 during any Fiscal Year and $250,000,000 in the aggregate at any time and which Net Proceeds are applied within 180 days of receipt thereof to make Permitted Acquisitions or to acquire, construct or improve properties, or capital assets, in each case, to be used in a line or lines of business consistent with the terms of Section 7.14 hereof; provided that the amount of such Net Proceeds not realized in any Fiscal Year may be realized through asset sales in subsequent years; and (vi) other Dispositions conducted on a Market Basis with respect to which Net Proceeds do not exceed $10,000,000 during any Fiscal Year and $50,000,000 in the aggregate at any time; provided that the amount of such Net Proceeds not realized in any Fiscal Year may be realized through asset sales in subsequent years; provided, however, none of the property subject to a Disposition permitted under clauses (iv) through (vi) above shall include Inventory other than Inventory held in the ordinary course of business at retail stores of the Borrower or any Subsidiary subject to such Dispositions and the Borrower or the applicable Subsidiary shall receive cash consideration for the Inventory subject to such store Disposition in an amount equal to the stock ledger value thereof which cash shall be used solely to make repayments of Revolving Loans to the extent any Revolving Loans are then outstanding. Notwithstanding the foregoing, at no time shall (1) any Disposition under clauses (iv) through (vi) above be permitted if (y) the aggregate amount of Net Proceeds from such Disposition together with all other Dispositions permitted under such clauses exceed $610,000,000 or (z) at the time of the most recent Tested Disposition the Borrower shall not have had a Fixed Charge Coverage Ratio of at least 1.00 to 1.00 for the Twelve-Month Period ended as of the most recently ended fiscal quarter and (2) any Disposition under clauses (iii) through (vi) above be permitted if a Default of Event of Default exists at the time of or would result from such Disposition.

        (b)    The Borrower shall not, and shall not permit any Subsidiary to, consolidate with or merge into any other Person, or permit any other Person to merge into it; provided, however, subject to compliance with the other terms and conditions of this Agreement, including without limitation Sections 3.9 hereof and the immediately preceding clause (a) after giving effect to any of the following transactions, (i) any Subsidiary of the Borrower may merge into or consolidate with the Borrower or any Guarantor if such Borrower or Guarantor is the surviving entity , (ii) any Subsidiary may merge into another Person whereby such other Person is the surviving entity and (iii) in connection with any Permitted Acquisition, any Person may merge with the Borrower or any Subsidiary if the Borrower or such Subsidiary, as applicable, shall be the surviving entity.

        (c)    Provided no Event of Default exists, upon the sale, exchange, transfer or other disposition (by merger or otherwise), other than a lease, of a Subsidiary that is a Guarantor of all of the Subsidiary Securities of such Subsidiary or all, or substantially all, the assets of such Subsidiary, to any Person that is not an Affiliate of the Borrower, and which sale or other disposition is otherwise in compliance with the terms of this Agreement, such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under the Subsidiary Guaranty without any further action required on the part of the Agent or any Lender. In addition, provided no Event of Default exists, any Security Instrument delivered pursuant to any Loan Document encumbering any assets of such Subsidiary or any of the Subsidiary Securities issued by such Subsidiary shall automatically terminate and be of no further force or effect simultaneously with such release and discharge of such Subsidiary. The Agent shall promptly deliver an appropriate instrument evidencing such release and discharge upon receipt of a request of the Borrower accompanied by a certificate from a Responsible Officer of the Borrower certifying as to the compliance with this subsection.

        7.9    Distributions; Repayment of Debt. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, declare or make, or incur any liability to make, any Distributions or prepay any Debt (other than the Obligations) other than (a) dividends or other Distributions in respect of capital stock or other equity interest from any wholly owned Subsidiary to any other wholly owned Subsidiary or the Borrower, (b) so long as no Default or Event of Default exists at the time thereof or would result therefrom and Availability shall not be less than $150,000,000 immediately after giving effect thereto, (i) acquisitions by the Borrower or any Subsidiary of capital stock or other equity interest of the Borrower and (ii) prepayments of Debt, collectively in an aggregate amount for all such acquisitions or prepayments not to exceed, during any Fiscal Year, (A) $25,000,000 in the aggregate for that portion of the current Fiscal Year beginning on the Closing Date and the Fiscal Year ending January 31, 2003 and (B) for each Fiscal Year thereafter the sum of (x) the amount available for such acquisitions and prepayments in the immediately preceding Fiscal Year plus (y) 50% of Excess Cash Flow for the immediately preceding Fiscal Year less the aggregate amount of such acquisitions and prepayments made during the immediately preceding Fiscal Year and (c) prepayment of Debt in connection with the Note Refinancing to the extent otherwise permitted under this Agreement. The limitations of this Section shall not apply to a purchase or other acquisition of outstanding shares of capital stock or other equity interest of the Borrower purchased or acquired in exchange for, or out of the Net Proceeds of, a substantially concurrent issue and sale of capital stock or other equity interest of the Borrower (other than to a Subsidiary).

        7.10    Investments; Acquisitions. The Borrower shall not, and shall not permit any Subsidiary to, purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities of, or all or substantially all of the assets of, or make or permit to exist any investment or interest whatsoever in, any other Person or otherwise make any Acquisition or permit to exist any loans or advances to any Person, except that Borrower and its Subsidiaries may maintain investments or invest in:

        (a)    Eligible Securities;

        (b)    investments existing as of the date hereof (including those listed on Schedule 7.10 hereto which represent investments not otherwise permitted under this Section and which have a net book value in excess of $1,000,000); provided the Borrower represents that as of the date hereof all other investments with net book value less than $1,000,000 do not have an aggregate net book value in excess of $15,000,000;

        (c)    accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

        (d)    loans and advances to and investments in Subsidiaries which are Guarantors;

        (e)    loans and advances to its officers, directors and employees for travel expenses incurred in the ordinary course of business without limitation and for any other business purpose in an aggregate principal amount at any time outstanding not to exceed $25,000,000; and

        (f)    Permitted Acquisitions;

        (g)   (i) investments in Securitization Subsidiaries of the Borrower consisting of the Transferor Interest (as defined in the Master Securitization Agreement), other classes of securities and subordinate interests retained by the seller pursuant to the terms of the Securitization Documents or other securitization transactions entered into in accordance with the Master Securitization Agreement to which one or more of the Securitization Subsidiaries is a party and retained earnings and (ii) loans and advances in an aggregate amount not to exceed $50,000,000 to Securitization Subsidiaries at any time; and

        (h)    other investments in an aggregate amount at any time outstanding not to exceed $100,000,000, provided Availability shall not be less than $100,000,000, and no Default or Event of Default shall exist, at the time of making any such investment and immediately thereafter.

        7.11    Debt. The Borrower shall not nor shall it permit any Subsidiary to incur or maintain any Debt other than:

        (a)    the Obligations;

        (b)    Debt described on Schedule 6.8 attached hereto;

        (c)    Debt representing any extension, renewal or refinancing of Debt described on Schedule 6.8 attached hereto that (i) does not increase the principal amount thereof or shorten the maturity or other date of repayment thereof (except to the extent such shortened maturity date or date of other repayment occurs after the Stated Termination Date) from that existing immediately prior to such extension, renewal or refinancing; (ii) does not result in an interest rate which is greater than the market rate generally available to companies similarly situated to the Borrower for similar transactions or (iii) does not change in any material respect any terms of subordination with respect to the Obligations; provided, none of the instruments and agreements evidencing or governing such Debt (including extensions, renewals and refinancings thereof) shall be amended, modified or supplemented after the Closing Date (nor shall any new or other documents be entered into which are effective) to change any terms of repayment, restrictions against incurring Liens or Debt, or rights of put or exchange, or mandatory prepayment reduction in commitment or addition of or adverse change in any borrowing base with respect to such Debt from such terms and rights as in effect on the Closing Date, except as would not be materially adverse to the interests of the Agent and the Lenders in any material respect;

        (d)    Debt incurred as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

        (e)    Debt incurred exclusively to finance machinery, equipment and other fixed assets purchased after the date hereof; provided that if such Debt is secured, it is secured solely by a Lien permitted in accordance with Sections 7.15(c) hereof;

        (f)    Debt incurred after the date hereof the proceeds of which are used solely to make Refinancing Payments, provided that no Default nor Event of Default exists at the time such Debt is incurred or would result from the incurrence of such Debt, and such Debt (i) if secured, is secured solely by a Lien permitted in accordance with Sections 7.15(d) hereof, (ii) shall not exceed an aggregate principal amount equal to the difference of (A) $308,500,000 less (B) the aggregate principal amount of Net Proceeds of Dispositions permitted under Section 7.8(a)(iv), (iii) may not be reborrowed after repayment, (iv) may not contain affirmative and negative covenants and events of default that are more restrictive in any material respect than those contained in the Loan Documents, and (v) shall not have a maturity date or other date for principal payment or mandatory prepayment sooner than the first Business Day following the Stated Termination Date;

        (g)    if permitted under Section 7.10 hereof, Debt of any Subsidiary owing to the Borrower or a Subsidiary and Debt of the Borrower owing to a Subsidiary;

        (h)    additional Debt of the Borrower and its Subsidiaries, including Debt (other than Obligations hereunder) incurred or assumed in connection with Permitted Acquisitions, provided that (i) such Debt may not be reborrowed after repayment, (ii) any financial covenants and events of default contained in the documents evidencing such additional Debt are not more restrictive in any material respect than those contained in the Loan Documents, (iii) neither a Default nor Event of Default exists at the time such additional Debt is incurred or would result from the incurrence of such additional Debt, (iv) at the time of the most recent Tested Debt Incurrence, the Borrower's Fixed Charge Coverage Ratio was at least 1.00 to 1.00 for the Twelve-Month Period ending as of the most recently ended fiscal quarter, and (v) in the event such additional Debt matures or requires any principal payment, including pursuant to mandatory prepayment or redemption, on or prior to the Stated Termination Date, the aggregate amount outstanding of such additional Debt which is due (either at maturity or as a principal payment) prior to the Stated Termination Date shall not at any time exceed $100,000,000; and

            (i)    Any Guaranty of Debt of the Borrower or any Guarantor which is permitted to be incurred pursuant to this Section 7.11.

        Notwithstanding the foregoing, the Borrower shall not, and shall not permit any Subsidiary to, incur after the Closing Date any Debt secured by a Lien to the extent the incurrence of such Debt would not have been permitted under Section 10.16 of the Note Indentures if incurred on the Closing Date.

        7.12    Transactions with Affiliates. Other than transactions permitted under Section 7.10 hereof and providing services as Servicer and Subservicer (as defined in the Securitization Documents), the Borrower shall not, and shall not permit any Subsidiary to, enter into any transaction (or series of related transactions) after the Closing Date, with, or for the benefit of, any Affiliate of the Borrower or any officer or director of the Borrower or any Subsidiary (each, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and is for the purchase or sale of goods or receipt or delivery of services on terms that are no less favorable to the Borrower or the Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from Persons who do not have such a relationship or (b) such Affiliate Transaction is with a direct or indirect wholly owned Subsidiary of the Borrower.

        7.13    Investment Banking and Finder's Fees. Neither the Borrower nor any Subsidiary shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement.

        7.14    Business Conducted. The Borrower and its Subsidiaries shall engage principally in a line or lines of business similar to the business substantially as conducted on the Closing Date by the Borrower and its Subsidiaries (subject to the right to dispose of assets and make investments in transactions permitted under Section 7.8 and 7.10 hereof).

        7.15    Liens. Neither the Borrower nor any Subsidiary shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except

        (a)    Permitted Liens;

        (b)    Liens existing as of the date hereof and set forth in Schedule 6.8 attached hereto;

        (c)    Liens in respect of purchase money Debt in connection with the acquisition of machinery, equipment and other fixed assets permitted to be incurred pursuant to Section 7.11(e) hereof; provided that (i) the original principal balance of the Debt secured by such Lien shall constitute not less than 70% of the purchase price of the property acquired, (ii) such Lien extends only to the property acquired with the proceeds of the Debt so secured, and (iii) at the time of the most recent Tested Debt Incurrence, the Borrower's Fixed Charge Coverage Ratio was at least 1.00 to 1.00 for the Twelve-Month Period ending as of the most recently ended fiscal quarter;

        (d)    Liens on real property and improvements thereon securing Debt permitted under Section 7.11(f) hereof; provided that the aggregate principal balance of the Debt secured by such Liens shall constitute not less than 65% of the appraised value of the real property and improvements securing such Debt;

        (e)    Liens on property, other than Inventory, acquired in a Permitted Acquisition securing Debt existing at the time of, and not incurred in anticipation of, such Permitted Acquisition;

        (f)    Liens arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by this Section to the extent such Liens are attached to the same property previously encumbered as collateral for such Debt or for any other previously existing Debt so refinanced, extended, renewed or refunded at such time.

        7.16    Sale and Leaseback Transactions. Neither the Borrower nor any Subsidiary shall, directly or indirectly, enter into any arrangement with any Person providing for such Borrower or such Subsidiary to lease or rent property that such Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person unless (a) any Debt and Liens incurred in connection with any such arrangement can be incurred under Sections 7.11 and 7.15, as applicable, (b) the sale of the subject property is permitted under Section 7.8, and (c) immediately prior to the consummation of such arrangement, and immediately thereafter and after giving effect thereto, no Event of Default existed or would exist.

        7.17    Fiscal Year. The Borrower shall not change its Fiscal Year.

        7.18    Capital Expenditures. Neither the Borrower nor any Subsidiary shall make or incur any Capital Expenditure if, immediately after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrower and its Subsidiaries on a consolidated basis would exceed $250,000,000 during any Fiscal Year. To the extent that the aggregate amount of Capital Expenditures of the Borrower and the Subsidiaries during a Fiscal Year is less than the amount that is permitted by the preceding sentence (the result of such permitted amount minus the actual amount of Capital Expenditures during a Fiscal Year being the "Unused Amount"), the aggregate amount of Capital Expenditures that may be made by the Borrower and the Subsidiaries during the next succeeding Fiscal Year will be the sum of the amount otherwise permitted by the preceding sentence plus the Unused Amount with respect to the previous Fiscal Year. The limitations of this Section shall not apply to any Capital Expenditure (a) to the extent funded with the Net Proceeds of the issuance of capital stock of the Borrower (other than to a Subsidiary), (b) arising in connection with a Permitted Acquisition to the extent the Cost of Acquisition is paid through the issuance of capital stock of the Borrower or (c) to the extent funded with Net Proceeds of a Disposition permitted under Section 7.8(a)(vi).

        7.19    Fixed Charge Coverage Ratio. While a Liquidity Event exists, the Borrower shall maintain as of the end of each fiscal quarter, for the Twelve-Month Period then ended, a Fixed Charge Coverage Ratio of at least 1.00 to 1.00 for such period, beginning with the fiscal quarter ended most recently prior to the occurrence of the applicable Liquidity Event.

        7.20    Minimum Availability. The Borrower shall maintain Availability of $200,000,000 on the Closing Date and $30,000,000 at all times thereafter.

        7.21    Use of Proceeds. Neither the Borrower nor any Subsidiary, shall use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, or to repay or otherwise refinance indebtedness of such Borrower or others incurred to purchase or carry Margin Stock, or to extend credit for the purpose of purchasing or carrying any Margin Stock, in any case, if such use would result in such Loans being "purpose credit" directly or indirectly secured by margin stock within the meaning of Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System, or (b) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

        7.22    Further Assurances. The Borrower shall, and shall cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Agent such documents and agreements, and shall take or cause to be taken such actions, as the Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

        7.23    No Insolvency. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any transaction, including any merger, consolidation, asset disposition, debt incurrence or other transaction permitted under this Article 7, if the Borrower or any Subsidiary would cease to be Solvent as a result thereof.

        7.24    Subsidiaries.

        (a)    Foreign Subsidiaries. The Borrower shall not create, acquire or permit to exist any Foreign Subsidiary.

        (b)    Material Subsidiaries. The Borrower shall not create, acquire or permit to exist any Material Subsidiary not in existence on the Closing Date, whether through a Permitted Acquisition or otherwise, or permit any Material Subsidiary to become a party to any Security Instrument, unless the Borrower shall have delivered to the Agent a certificate substantially the same as that delivered pursuant to Section 8.1(j) dated as of the date such Material Subsidiary becomes a party to any Security Instrument.

        7.25    Securitization Documents. The Borrower shall not, nor shall it permit any Securitization Subsidiary to, amend, supplement, restate or replace any of the Securitization Documents to the extent such amendment, supplement, restatement or replacement would be detrimental in any material respect to the material rights and interests of the Company or the Agent and the Lenders under the Loan Documents. The Borrower shall cause the Credit Card Bank to make or settle all cash payments due from the Credit Card Bank to any Guarantor attributable to the sale of Inventory in connection with the Securitization Program within two (2) Business Days of sale of the Inventory giving rise to such payment.

ARTICLE 8
 CONDITIONS OF LENDING

        8.1    Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each Lender:

        (a)    This Agreement and the other Loan Documents shall have been executed and delivered by each party hereto and thereto and each of the Credit Parties shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by such Credit Party before or on such Closing Date.

        (b)    [Intentionally omitted.]

        (c)    The Agent and the Lenders shall have received such opinions of counsel for the Borrower and the Guarantors as the Agent or any Lender shall request, including an opinion of independent counsel of national recognition acceptable to the Agent and the Lenders with respect to the absence of any breach of the terms of the Note Indentures as a result of the Borrower's and the other Credit Parties' execution and delivery of and performance under the Loan Documents, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel.

        (d)    The Agent shall have received:
        (i)    properly completed UCC Financing Statements in form and number sufficient under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Liens;

        (ii)    duly executed UCC Financing Statement Amendments and such other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Collateral except Permitted Liens; and

        (iii)    a payoff letter or other satisfactory evidence of payment in full of all obligations and termination of the Borrower's existing Second Amended and Restated Credit Agreement dated August 26, 1999.

        (e)    The Borrower shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

        (f)    The Agent shall have received all stock certificates or other certificated equity interest, with undated stock powers or assignments duly executed in blank, together with registrar's certificates or control agreements for all uncertificated equity interests, for all Subsidiary Securities subject to the Pledge Agreement.

        (g)    The Agent shall have received the duly executed Note Assignment with the original Securitization Support Note attached thereto.

        (h)    The Agent shall have received copies of all material operative Securitization Documents and the Note Indentures certified as true and correct by a Responsible Officer.

        (i)    The Agent and the Lenders shall be satisfied with the capital structure of the Borrower, including without limitation, the terms of the Securitization Documents and status of the Securitization Program.

        (j)    The Agent shall have received a certificate from the chief financial officer of the Borrower, in the form of Exhibit L hereto, showing the calculation of the amount of Indebtedness (as defined in the Note Indentures) permitted to be secured by Liens in accordance with Section 10.16 of the Note Indentures.

        (k)    The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrower and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

        (l)    All proceedings taken in connection with the execution of this Agreement, the Revolving Loan Notes, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

        (m)    Without limiting the generality of the items described above, the Borrower and each other Credit Party shall have delivered or caused to be delivered to the Agent (in form and substance reasonably satisfactory to the Agent) each of the following:

        (i)    a certificate of a Responsible Officer of each Credit Party as of the Closing Date with respect to

        (A)    resolutions of the boards of directors or other appropriate governing body (or of the appropriate committee thereof) of each Credit Party approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

        (B)    specimen signatures of officers or other appropriate representatives executing the Loan Documents on behalf of each of the Credit Parties;

        (C)    the Organizational Documents of each of the Credit Parties certified as of a recent date by the Secretary of State of its state of organization;

        (D)    true and correct copies of the Operating Documents of each of the Credit Parties;

        (ii)    certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of each of the Credit Parties as to the due existence and good standing of such Person;

        (iii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each of the Credit Parties as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could reasonably be expected to have a Material Adverse Effect;

        (iv)    notice of appointment of the initial Responsible Officer(s);

        (v)    evidence of all insurance together with loss payable clause endorsements, as required by Section 7.5;

        (vi)    an initial Borrowing Notice and, if elected by the Borrower, Interest Rate Selection Notice;

        (vii)    Uniform Commercial Code search results showing only those Liens as are acceptable to the Lenders;

        (viii)    a Borrowing Base Certificate as of a date no more than two weeks prior to the Closing Date; and

        (ix)    a certificate of the chief financial officer of the Borrower as to compliance with Section 7.20 after giving effect to the Closing;

        The acceptance by the Borrower of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrower to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrower, dated the Closing Date, to such effect.

        Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender to the Agent, the other Lenders and the Borrower that (i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

        8.2    Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan (other than Loans subject to a Notice of Continuation/Conversion pursuant to Section 2.2(b) hereof), including the initial Revolving Loans on the Closing Date, and the obligation of a Letter of Credit Issuer to issue any Letter of Credit or provide Credit Support shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

        (a)    The following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

        (i)    The representations and warranties of the Borrower and the other Credit Parties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified in writing by the Borrower that any representation or warranty is not correct and the Required Lenders have explicitly waived in writing compliance with such representation or warranty; and

        (ii)    No event exists, or would exist immediately after giving effect to such extension of credit, which constitutes a Default or an Event of Default; and

        (iii)    No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect;

        (iv)    The Borrower and its Subsidiaries on a consolidated basis and each Guarantor shall be Solvent; and

        (v)    the calculation of the amount of Indebtedness (as defined in the Note Indentures) permitted to be secured by Liens in accordance with Section 10.16 of the Note Indentures shall be sufficient to permit the Loan, Letter of Credit or Credit Support requested were the amount of such credit extension required to be so tested under the Note Indentures.

        (b)    The Agent shall have received a Borrowing Base Certificate and a Notice of Borrowing delivered in accordance with Section 1.2(b).

        (c)    No such Borrowing shall exceed Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing Bank of America or the Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(h) and (i).

ARTICLE 9
DEFAULT; REMEDIES

        9.1    Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

        (a)    any failure by the Borrower to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

        (b)    any representation or warranty made or deemed made by the Borrower in this Agreement or by any Credit Party in any of the other Loan Documents, or any certificate furnished by a Credit Party at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

        (c)    (i) any default by the Borrower or any other Credit Party shall occur in the observance or performance of any of the covenants and agreements contained in Sections 1.2(j), 5.2(a), (b) or (i), 7.8 through 7.21, 7.23, 7.24 and 7.25, (ii) any default by the Borrower or any Credit Party shall occur in the observance or performance of the covenants and agreements contained in Sections 7.2, 7.4(b) or 7.5, and such default shall continue for 3 days or more (iii) any default by the Borrower or any other Credit Party shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 (other than 5.2(a), (b) or (i)) or 5.3 and such default shall continue for 5 days or more; or (iv) any default by the Borrower or any other Credit Party shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document and such default shall continue for 20 days or more following a Responsible Officer obtaining knowledge of such default or receipt by the Borrower of notice from the Agent;

        (d)    any default shall occur with respect to any Debt (other than the Obligations) of the Borrower or any of its Subsidiaries in an outstanding principal amount which exceeds $20,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by the Borrower or any of its Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

        (e)    the Borrower or any of its Material Subsidiaries (or any Securitization Subsidiary that would otherwise qualify as a Material Subsidiary) shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any substantial part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be, or admit in writing that it is, unable generally to pay its debts as they become due;

        (f)    an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Borrower or any of its Material Subsidiaries (or any Securitization Subsidiary that would otherwise qualify as a Material Subsidiary) or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within 60 days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

        (g)    a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for the Borrower or any of its Material Subsidiaries (or any Securitization Subsidiary that would otherwise qualify as a Material Subsidiary) or any part of any Credit Party's property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of the Borrower or any of its Material Subsidiaries for any amount in excess of $1,000,000, and such warrant, execution or process shall remain unpaid, unstayed, undischarged, unbonded or undismissed for a period of 60 days;

        (h)    all or any material part of the property of any Credit Party shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or any Credit Party shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

        (i)    the Borrower or any Material Subsidiary shall, other than in connection with any transaction permitted under Section 7.8 hereof, file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

        (j)    any Loan Document shall be terminated (other than in accordance with its terms), revoked or declared void or invalid or unenforceable or challenged by any Credit Party;

        (k)    one or more judgments, orders, decrees or arbitration awards is entered against any Credit Party involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer has not denied coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $20,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

        (l)    any loss, theft, damage or destruction of any item or items of Collateral occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

        (m)    for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

        (n)    (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan that has resulted or could reasonably be expected to result in liability of any Credit Party under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC for the failure to pay when due an aggregate amount in excess of $20,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time has resulted or could reasonably be expected to result in a Material Adverse Effect; or (iii) any Credit Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $20,000,000; or

        (o)    there occurs a Change of Control; or

        (p)    a Securitization Default shall occur.

        9.2    Remedies.

        (a)    If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Required Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on the Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Required Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on any Credit Party: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), or 9.1(g), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrower to cash collateralize all outstanding Letter of Credit Obligations; and (D) pursue its other rights and remedies under the Loan Documents and applicable law.

        (b)    If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the any Credit Party's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, upon the Agent's demand, at the Borrower's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent and the Borrower and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least 10 Business Days prior to such action to the Borrower's address specified in or pursuant to Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Credit Party. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

        (c)    If an Event of Default occurs, the Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

ARTICLE 10
 TERM AND TERMINATION

        10.1    Term and Termination. The term of this Agreement shall end on the Stated Termination Date unless sooner terminated in accordance with the terms hereof. The Agent upon direction from the Required Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrower shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. As an alternative to the cancellation and return of all outstanding Letters of Credit as contemplated by the immediately preceding sentence, the Borrower may (x) if acceptable to the Agent and each Letter of Credit Issuer, deposit with the Agent cash in an amount equal to the maximum undrawn amount of all such Letters of Credit to be held as cash collateral to reimburse the applicable Letter of Credit Issuers in respect of drawings under such Letters of Credit or (y) deposit with the Agent, for the ratable benefit of the Agent and the applicable Letter of Credit Issuers, with respect to each Letter of Credit then outstanding, a Supporting Letter of Credit in an amount equal to the greatest amount for which such Letters of Credit may be drawn. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other Loan Document, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

ARTICLE 11
AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

        11.1    Amendments and Waivers.

        (a)    No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrower and the applicable other Credit Parties and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and the applicable other Credit Parties and acknowledged by the Agent, do any of the following:

        (i)    increase or extend the Commitment of any Lender;

        (ii)    decrease the minimum Availability provided in Section 7.20;

        (iii)    alter Sections 3.10(a) and (b) in any manner;

        (iv)    postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

        (v)    reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

        (vi)    subject to Section 11.1(b)(B) below, change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

        (vii)    increase any of the percentages set forth in the definition of the Borrowing Base or decrease the dollar amounts set forth in the definitions of "Account Control Event" or "Liquidity Event";

        (viii)    amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

        (ix)    release Collateral other than as permitted by Section 12.11;

        (x)    change the definition of "Majority Lenders" or "Required Lenders"; or

        (xi)    increase the Maximum Revolver Amount or Letter of Credit Subfacility;

provided, however, that no such waiver amendment or consent shall, unless signed by the Required Lenders, release any Guarantor of its obligations under the Subsidiary Guaranty other than as permitted by Section 12.11; and, provided further, that no amendment, waiver or consent shall, (1) unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document or (2) unless in writing and signed by the applicable Letter of Credit Issuer or provider of Credit Support, affect the rights or duties of any Letter of Credit Issuer or provider of Credit Support and provided further, that Schedule 1.1 hereto (Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith.

        (b)    If (i) a Lender requests compensation pursuant to Sections 4.1 or 4.3 and the Required Lenders are not also doing the same, (ii) the obligation of a Lender to make LIBOR Rate Loans or to continue, or to convert Base Rate Loans into, LIBOR Rate Loans shall be suspended pursuant to Section 4.2 but the obligation of the Required Lenders shall not have been suspended under such Section, or (iii) any Lender refuses or otherwise fails to consent to any waiver, amendment or other modification of any Loan Document which (x) requires the unanimous written consent of all Lenders under the immediately preceding subsection (a) and (y) has been approved in writing by the Required Lenders, then, so long as there does not then exist any Default or Event of Default, the Borrower may either (A) demand that such non-consenting Lender or Lenders (collectively, the "Affected Lender"), and upon such demand the Affected Lender shall promptly, assign its Commitment and all of its Loans to another Eligible Assignee identified by the Borrower and willing to become a Lender hereunder subject to and in accordance with the provisions of Section 11.2(a) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid fees owing to the Affected Lender and any amounts owing the Affected Lender under Article 4 hereunder, or (B) if consented to in writing by all of the Lenders other than the Affected Lender, pay to the Affected Lender the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid fees owing to the Affected Lender, any amounts owing the Affected Lender under Article 4 hereunder and any other amounts agreed by the Borrower to be owing to the Affected Lender, whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or thereunder or under any of the other Loan Documents and the Total Facility and the Maximum Revolver Amount shall immediately and permanently be reduced by an amount equal to the amount of the Affected Lender's Commitment. Each of the Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of an Affected Lender under this subsection, but at no time shall the Agent or the Affected Lender be obligated in any way whatsoever to initiate any such replacement. The exercise by the Borrower of its rights under this subsection shall be at the Borrower's sole cost and expense.

        11.2    Assignments; Participations.

        (a)    Any Lender may, with the written consent of the Borrower (so long as no Event of Default exists) and the Agent (which consent, in either case, shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent or the Borrower shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments (in which case the minimum amount and multiples described above shall not apply), no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $10,000,000); provided, however, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance substantially in the form of Exhibit E ("Assignment and Acceptance") together with any note or notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $5,000; provided however that no such processing fee shall be due if a Lender is assigning 100% of its Loans and Commitment to an Affiliate of such Lender. The Borrower agrees to promptly execute and deliver new promissory notes and replacement promissory notes as reasonably requested by the Agent to evidence assignments of the Loans and Commitments in accordance herewith.

        (b)    From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

        (c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by any Credit Party to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Credit Party or the performance or observance by the Borrower or any other Credit Party of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

        (d)    Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

        (e)    Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document except the matters set forth in Section 11.1(a) (i), (iv) and (v), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

        (f)    Notwithstanding any other provision in this Agreement, any Lender may (i) at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law and (ii) assign 100% of its Loans and Commitment hereunder to any Person purchasing the entire portfolio of such Lender of which this transaction is a part.

ARTICLE 12
 THE AGENT

        12.1    Appointment and Authorization. Each Lender hereby designates and appoints Bank of America as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the Agent and the Lenders and, except under Section 12.10, the Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the making of Agent Advances pursuant to Section 1.2(i), and (b) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

        12.2    Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

        12.3    Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries or Affiliates.

        12.4    Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

        12.5    Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and which it is permitted to take (or refrain from taking) under any Loan Document.

        12.6    Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Agent-Related Persons.

        12.7    Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

        12.8    Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Subsidiaries and Affiliates as though Bank of America were not the Agent hereunder and without notice to or consent of the Lenders. Bank of America or its Affiliates may receive information regarding the Borrower, its Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and the Lenders acknowledge that the Agent and Bank of America shall be under no obligation to provide such information to them unless expressly required under the terms of this Agreement. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

        12.9    Successor Agent. The Agent may resign as Agent upon at least 30 days' prior notice to the Lenders and the Borrower, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event Bank of America sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by Bank of America of substantially all of its loan portfolio, Bank of America shall resign as Agent and such purchaser or transferee shall become the successor Agent hereunder. Subject to the foregoing, if the Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

        12.10    Withholding Tax.

        (a)    If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent and the Borrower, to deliver to the Agent and the Borrower:

        (i)    if such Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

        (ii)    if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

        (iii)    such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees to promptly notify the Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

        (b)    If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent and the Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

        (c)    If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

        (d)    If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

        (e)    If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent and the Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent and the Borrower fully for all amounts paid, directly or indirectly, by the Agent or the Borrower, as applicable, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

        12.11    Collateral Matters.

        (a)    The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Liens upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of in accordance with Section 7.8 if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 7.8 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Credit Parties owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to a Credit Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or with respect to which the Agent has been granted no security interest or Lien. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $20,000,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $40,000,000 during each Fiscal Year with the prior written authorization of Majority Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

        (b)    Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of the Agent's authority to release Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

        (c)    The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

        12.12    Restrictions on Actions by Lenders; Sharing of Payments.

        (a)    Each of the Lenders agrees that it shall not, without the express consent of the Agent or all of the Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to any Credit Party or any accounts of any Credit Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Credit Party, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

        (b)    If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

        12.13    Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

        12.14    Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

        12.15    Settlement.

(a)      (i)    Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, Bank of America, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

        (ii)    The Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at Agent's election, (A) on behalf of Bank of America, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Eastern Time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than Bank of America, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Agent, to Agent's account, not later than 2:00 p.m. (Eastern Time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing Bank of America's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of Bank of America, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

    (iii)    Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from Bank of America or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank of America or Agent, as applicable, shall pay to Bank of America or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

        (iv)    From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

        (v)    Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to Bank of America any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Bank of America's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to Bank of America's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, Bank of America shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, Bank of America with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by Bank of America, the Agent and the other Lenders.

        (vi)    Unless the Agent has received written notice from a Lender to the contrary, the Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied.

        (b)    Lenders' Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

        (c)    Defaulting Lenders. Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent that Lender's Pro Rata Share of a Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date. Furthermore, the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Agent in immediately available funds and the Agent has transferred corresponding amount to the Borrower on the Business Day following such Funding Date that Lender shall make such amount available to the Agent, together with interest at the Federal Funds Rate for that day. A notice by the Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Agent as required, the amount transferred to the Agent shall constitute that Lender's Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan which it is obligated to make on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

        (d)    Retention of Defaulting Lender's Payments. The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. In its discretion, the Agent may loan the Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until (i) such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement or (ii) the Facility Repayment and the Termination Date shall have occurred. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

        (e)    Removal of Defaulting Lender. At the Borrower's request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrower shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after Agent has arranged for a purchase by Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees, without premium or discount.

        12.16    Letters of Credit; Intra-Lender Issues.

        (a)    Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date, and upon request of a Lender, shall provide to such Lender the terms and amounts thereof and identify any "evergreen" or automatically renewable Letters of Credit issued and the date on which the applicable Letter of Credit Issuer is entitled to decline such renewal or extension.

        (b)    Participations in Letters of Credit.

        (i)    Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not Bank of America, in connection with the issuance of such Letter of Credit (including all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

        (ii)    Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrower. Each such payment shall be made by the Agent on the next Settlement Date.

        (iii)    Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

        (iv)    Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

        (1)    any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

        (2)    the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

        (3)    any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

        (4)    the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

        (5)    the occurrence of any Default or Event of Default; or

        (6)    the failure of the Borrower to satisfy the applicable conditions precedent set forth in Article 8.

        (c)    Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of the Borrower received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

        (d)    Indemnification by Lenders. To the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder, the Lenders agree to indemnify a Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Letter of Credit Issuer in any way relating to or arising out of such Letter of Credit or the transactions contemplated thereby or any action taken or omitted by such Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse a Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrower to such Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrower. The agreement contained in this Section shall survive payment in full of all other Obligations.

        12.17    Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, the Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Majority Lenders or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Non-Ratable Loans, Bank Products (subject to the applicable provisions of this Agreement) and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

        12.18    Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

        (a)    is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of the Agent;

        (b)    expressly agrees and acknowledges that neither Bank of America nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

        (c)    expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or Bank of America or other party performing any audit or examination will inspect only specific information regarding the Credit Parties and will rely significantly upon the Credit Parties' books and records, as well as on representations of the Credit Parties' personnel;

        (d)    agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

        (e)    without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

        12.19    Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

        12.20    Co-Agents. None of the Lenders identified on the facing page or signature pages of this Agreement as a "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE 13
MISCELLANEOUS

        13.1    No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among any Credit Party and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by each Credit Party of any provision of any Loan Document to which it is a party. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

        13.2    Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        13.3    Governing Law; Choice of Forum; Service of Process.

        (a)    THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO AND THERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        (b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS SOLELY FOR PURPOSES OF THIS AGREEMENT. EACH OF THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

        (c)    THE BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS FOR NOTICES PROVIDED FOR IN SECTION 13.8. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

        13.4    WAIVER OF JURY TRIAL. THE BORROWER, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        13.5    Survival of Representations and Warranties. All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

        13.6    Other Security and Guaranties. The Agent, may for the benefit of itself and the Lenders, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

        13.7    Fees and Expenses. The Borrower agrees to pay to the Agent, for its benefit, on demand, all reasonable costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien searches; (d) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) subject to Section 7.4(b), costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrower's and the other Credit Parties' operations by the Agent plus the Agent's then reasonable and customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each Person retained or employed by the Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrower agrees to pay reasonable costs and expenses actually incurred by the Agent (including Attorneys' Costs) to the Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements actually incurred by such other Lenders, including costs for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's Loan Account as Revolving Loans as described in Section 3.7.

        13.8    Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted and transmission has been confirmed, in each case addressed to the party to be notified as follows:

            If to the Agent or to Bank of America:

                            Bank of America, N.A.
                            GA1-006-05-14
                            600 Peachtree Street, 5th Floor
                            Atlanta, Georgia 30308
                            Attention: Patrick J. Wilson
                            Telecopy No: (404) 607-6281

            If to the Borrower:

                            Saks Incorporated
                            750 Lakeshore Parkway
                            Birmingham, Alabama 35211
                            Attention: Vice President - Treasurer
                            Telecopy No: 205-940-4709

        If to a Lender, at the respective addresses indicated on the signature pages hereto or on any applicable Assignment and Acceptance.

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

        13.9    Waiver of Notices. Unless otherwise expressly provided herein, the Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Agent or any Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

        13.10    Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

        13.11    Indemnity of the Agent and the Lenders by the Borrower.

        (a)    The Borrower agrees to indemnify and hold harmless the Agent, each Agent-Related Person, each Lender and each of its affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Loan Documents (all of the foregoing, collectively, the "Indemnified Liabilities"), except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.11 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower or any other Credit Party, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its subsidiaries or affiliates, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower agrees not to assert any claim against any Indemnified Party on any theory of liability for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated therein or the actual or proposed use of the proceeds of the Loans or other extension of credit under the Loan Documents. The agreements in this Section 13.11 shall survive repayment of all of the Obligations and the termination or expiration of this Agreement in any manner, including but not limited to termination upon occurrence of Facility Repayment on the Termination Date.

        (b)    The Borrower agrees to indemnify, defend and hold harmless each Indemnified Person from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrower's operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to Attorneys Costs. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

        13.12    Limitation of Liability. NO CLAIM MAY BE MADE BY THE BORROWER, ANY GUARANTOR, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE BORROWER, EACH GUARANTOR AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

        13.13    Final Agreement. This Agreement and the other Loan Documents are intended by the Borrower, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements, other than the Fee Letter, relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of each of the Agent and the requisite Lenders.

        13.14    Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        13.15    Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

        13.16    Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated in accordance with this Agreement or applicable law, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off against the Obligations and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or its Affiliates to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER NOR ITS AFFILIATES SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST THE OBLIGATIONS ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER HELD OR MAINTAINED BY SUCH LENDER OR ITS AFFILIATES WITHOUT THE PRIOR WRITTEN CONSENT OF THE AGENT OR ALL OF THE LENDERS.

        13.17    Confidentiality.

        (a)    The Borrower hereby consents that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower and a general description of the Borrower's business and may use the Borrower's name in advertising and other promotional material approved of in writing by the Borrower.

        (b)    Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to the Agent or such Lender by or on behalf of the Borrower, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors (provided they are advised of the confidential nature thereof); (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party with the Agent or such Lender, and (9) to its Affiliates solely to administer this Agreement or to enforce its terms.
        13.18    Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

[Signature pages follow.]

                                                                    BORROWER:

                                                                    SAKS INCORPORATED

                                                                    By:  ______________________________
                                                                    Name: ____________________________
                                                                    Title:  _____________________________

                                                                    AGENT:

                                                                    BANK OF AMERICA, N.A., as Agent

                                                                    By:  ______________________________
                                                                    Name: ____________________________
                                                                    Title:  _____________________________

                                                                    LENDERS:

                                                                    BANK OF AMERICA, N.A.

                                                                    By:  ______________________________
                                                                    Name: Patrick Wilson
                                                                    Title:  Senior Vice President

                                                                    Bank of America, N.A.
                                                                    600 Peachtree NE
                                                                    5th Floor
                                                                    Atlanta, GA  30308-2265

                                                                    Attention:    Patrick Wilson
                                                                    Telephone:    (404) 607-5431
                                                                    Telefacsimile:(404) 607-6281

                                                                    Wire Transfer Instructions:

                                                                    Bank of America, N.A.
                                                                    Atlanta, GA
                                                                    ABA No.:        061000052
                                                                    Account No.:   000103552171
                                                                    Attention:        Helene Piazza
                                                                    Reference:      Saks Incorporated

                                                                    CITICORP USA, INC.

                                                                    By:  ______________________________
                                                                    Name: Jim Williams
                                                                    Title:  Vice President

                                                                    Citibank, N.A.
                                                                    388 Greenwich St.
                                                                    19th Floor
                                                                    New York, New York  10013
                                                                    Attention:        Jim Williams
                                                                    Telephone:      (212) 816-2507
                                                                    Telefacsimile:  (212) 816-2613

                                                                    Wire Transfer Instructions:

                                                                    Citibank, N.A.
                                                                    New York, New York
                                                                    ABA No.:        02000089
                                                                    Account No.:   3885 8061
                                                                    Attention:        Robert Partee
                                                                    Reference:      Saks Incorporated

LASALLE BUSINESS CREDIT, INC.

By:

Name: Michael Richmond

Title:       Senior Vice President

Lending Office:

LaSalle Business Credit, Inc.

565 Fifth Avenue

27th Floor

New York, New York   10017

Attention: Lawrence P. Garni

Senior Vice President

Telephone: (212) 931-9704

Telefacsimile: (212) 986-4205

Wire Transfer Instructions:

LaSalle National Bank

Chicago, Illinois   60603

ABA No.: 071000505

Account No.:      2321122

Attention: LaSalle Business Credit, Inc.

Reference: Saks Incorporated

IBJ WHITEHALL BUSINESS CREDIT

CORPORATION

By:

Name: Christopher Hill

Title:       Vice President

Lending Office:

IBJ Whitehall Business Credit Corporation

One State Street

New York, New York   10004

Attention: Christopher Hill

Vice President

Telephone: (212) 858-2668

Telefacsimile: (212) 888-2151

Wire Transfer Instructions:

IBJ Whitehall Financial Group

New York, New York

ABA No.: 026007825

Account No.:

Attention: Dennis Phan

For: Loan Department

Reference: Saks Incorporated

THE PROVIDENT BANK

By:

Name: Cary Sierzputowski

Title:       Vice President

Lending Office:

The Provident Bank

One East Fourth Street

ML 249A

Cincinnati, Ohio   45202

Attention: Mary Sue Wolfer

Telephone: (513) 639-1610

Telefacsimile: (513) 639-1588

Wire Transfer Instructions:

The Provident Bank

Cincinnati, Ohio 45202

ABA No.: 042000424

Account No.: 11320

Account Name: Commercial Loan, cc249

Attention: Janet Douglas (513) 639-1413

Reference: Saks Incorporated

FLEET NATIONAL BANK

By:

Name: Kathleen Dimock

Title: Director

Lending Office:

Fleet National Bank

100 Federal Street

MA DE 10008E

Boston, MA  02110

Attention: Kathleen Dimock

Telephone: (617) 434-3830

Telefacsimile: (617) 434-6685

Wire Transfer Instructions:

Fleet National Bank

Boston, Massachusetts

ABA# 011000138

Account No.: MA 1510351-66156

Attention:  Commercial Loan Services

Reference: Saks Incorporated

AMSOUTH BANK

By:

Name: Stephen V. Mangiante

Title: Attorney-in-Fact

Lending Office:

AmSouth Bank

350 Park Avenue, 20th Floor

New York, New York   10022

Attention: Stephen V. Mangiante

Telephone: (212) 935-4584

Telefacsimile: (212) 935-7458

Wire Transfer Instructions:

AmSouth Bank

Birmingham, Alabama

ABA# 062000019

Account No.: 00110245

Account Name:  Corporate Clearing

Attention: Janet Toney

Reference: Saks Incorporated

SIEMENS FINANCIAL SERVICES, INC.

By:

Name: Frank Amodio

Title: Vice President

Lending Office:

Siemens Financial Services, Inc.

200 Somerset Corporate Boulevard

Bridgewater, New Jersey   08807-2843

Attention: Frank Amodio

Telephone: (908) 575-4072

Telefacsimile: (908) 575-4060

Wire Transfer Instructions:

JPMorgan Chase Bank

New York, New York

ABA No.: 021000021

Account No.: 910-2-694362

Account Name:  Siemens Financial Services, Inc.

Attention: Asset Based Lending

Reference: Saks Incorporated

THE BANK OF NEW YORK

By:

Name: Howard F. Bascom, Jr.

Title: Vice President

Lending Office:

The Bank of New York

One Wall Street, 8th Floor

New York, New York 10286

Attention: Lucille Cuttone

Assistant Vice President

Telephone: (212) 635-7879

Telefacsimile: (212) 635-1481/1483

Wire Transfer Instructions:

Domestic Borrowings                   The Bank of New York

(Base Rate/Domestic 101 Barclay St., Commercial Loan Servicing Dept.

  CD Funding) ABA: 021000018

GLA No.: #111556

Reference: Saks Incorporated

ie: principal, interest, fees

EuroDollar Fundings: The Bank of New York

(Libor/CD)                               101 Barclay St., Eurodollar/Cayman Funding Area

ABA: #021000018

GLA No.: #111556

Reference: Saks Incorporated

ie:  principal, interest

Domestic Borrowings: The Bank of New York

(Money Market/ 101 Barclay Street

  Competitive Bids) ABA: #021000018

                                                Special Financial Products Dept.

Account No.: 8033297689

Reference: Saks Incorporated

ie:  principal, interest, fees

TRANSAMERICA BUSINESS CAPITAL

CORPORATION

By:

Name:  Deborah A. Ramsey

Title:    Vice President

Lending Office:

Transamerica Business Capital Corporation

Two Ravinia Drive

Suite 700

Atlanta, Georgia   30346

Attention: Debbie Ramsey

Senior Account Executive

Telephone: (770) 350-8808

Telefacsimile: (770) 350-8825

Wire Transfer Instructions:

Bank One, N.A.

Chicago, Illinois   60670

ABA No.: 071000013

Account No.: 5153271

Account Name:  TBCC/ABL Atlanta

Reference: Saks Incorporated

FOOTHILL CAPITAL CORPORATION

By:

Name: Juan Barrera

Title: Assistant Vice President

Lending Office:

Foothill Capital Corporation

2450 Colorado Avenue

Suite 3000 West

Santa Monica, California   90404

Attention: Juan Barrera

Assistant Vice President

Telephone: (310) 453-7312

Telefacsimile: (310) 453-7446

Wire Transfer Instructions:

Foothill Capital Corporation

New York, New York

ABA No.: 021000021

Account No.: 323266193

Attention: Juan Barrera

Reference: Saks Incorporated

FIRST TENNESSEE BANK NATIONAL

ASSOCIATION

By:

Name: Jim Chapman

Title: Senior Vice President

Lending Office:

First Tennessee Bank National Association

165 Madison Avenue

Memphis, Tennessee   38103

P.O. Box 84

Memphis, Tennessee   38101

Attention: Jim Chapman

Senior Vice President

Telephone: (901) 523-4273

Telefacsimile: (901) 523-4633

Wire Transfer Instructions:

First Tennessee Bank National Association

Memphis, Tennessee

ABA No.: 084000026

Account No.: 1141746870

Attention: Deborah Johnson

Reference: Saks Incorporated

BANK ONE, N.A.

By:

Name: Debora K. Oberling

Title: First Vice President

Lending Office:

Bank One, N.A.

1 Bank One Plaza

Suite IL1-0086

Chicago, Illinois   60670

Attention: Debora K. Oberling

First Vice President

Telephone: (312) 732-4644

Telefacsimile: (312) 336-4380

Wire Transfer Instructions:

Bank One, N.A.

Chicago, Illinois

ABA No.: 071000013

Account No.: 4811-5286-0000

Account Name:   LS2 Incoming Account

Attention:

Reference: Saks Incorporated

FIRST UNION NATIONAL BANK

_________________________________

By: Richard J. Preskenis

Vice President

Lending Office:

First Union National Bank

1339 Chestnut Street

PA 4812

Philadelphia, Pennsylvania    19107

Attention: Richard J. Preskeris

Vice President

Telephone: (267) 321-6653

Telefacsimile: (267) 321-6741

Wire Transfer Instructions:

First Union National Bank

Charlotte, North Carolina

ABA No.: 053000219

Account No.: 2070482789126

Account Name:  Leverage Finance

Attention: Cheryl Johnson

Loan Payment:  Saks Incorporated

THE CIT GROUP/BUSINESS

CREDIT, INC.

__________________________________

By: Arthur R. Cordwell, Jr.

Title: Vice President

Lending Office:

The CIT Group/Business Credit, Inc.

900 Ashwood Parkway

Suite 610

Atlanta, Georgia   30338

Attention: Arthur R. Cordwell, Jr.

Vice President

Telephone: (770) 522-7725

Telefacsimile: (770) 522-7673

Wire Transfer Instructions:

Chase Manhattan Bank

New York, New York

ABA No.: 021000021

Account No.: 144026613

Account Name:  The CIT Group/Business Credit, Inc.

Attention: Mary Fann

Reference: Saks Incorporated

GENERAL ELECTRIC CAPITAL

CORPORATION

____________________________________

By: Ronald J. Banks

Title: Duly Authorized Signatory

Lending Office:

General Electric Capital Corporation

1100 Abernathy Road

Suite 900

Atlanta, Georgia   30328

Attention: Benjamin McCormick

Associate

Telephone: (678) 320-8925

Telefacsimile: (678) 320-8902

Wire Transfer Instructions:

Banker's Trust

1 Bankers Trust Plaza

New York, New York

ABA No.: 021001033

Account No.: 50232854

Account Name:  GECC/CAF Depository

CF Reference No.:  CFA6094   Saks Inc

PNC BUSINESS CREDIT

_______________________________

By:       J. Michael Smith

Title:     Vice President

Lending Office:

PNC Business Credit

Two Tower Center Blvd, 8th Floor

East Brunswick, New Jersey   08816

Attention:          Gurdatt Jagnanan

                        Supervisor

Telephone:        (732) 220-4302

Telefacsimile:    (732) 220-4399

Wire Transfer Instructions:

PNC Bank

ABA No.:        031207607

Account No.:    196039957830

Reference:        Saks Incorporated

ANNEX A
to
Credit Agreement

Definitions

        Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the Agreement:

        "Accounts" has the meaning specified in the Security Agreement.

        "Account Control Event" means (i) an Event of Default has occurred in accordance with the terms of the Agreement, (ii) the occurrence of an Event of Default under Section 9.1(e), (f) or (g) or (iii) the determination by the Agent that Availability under the Agreement is less than $50,000,000.

        "Account Control Event Notice" means written notice from the Agent to the Borrower that an Account Control Event has occurred.

        "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).

        "ACH Transactions" means any cash management or related services including the automatic clearing house transfer of funds by Bank of America for the account of the Borrower or any Subsidiary pursuant to agreement or overdrafts.

        "Acquisition" means the acquisition, including without limitation by means of merger or consolidation, by the Borrower or any Subsidiary of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, (ii) assets of another Person which constitute all or substantially all of the assets of such Person or (iii) a Business Unit.

        "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Borrower, the Borrower's consolidated net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain or loss arising from any write-up or write-down in the book value of any asset; (c) earnings or loss of any Person, substantially all the assets of which have been acquired by the Borrower or its consolidated Subsidiaries in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings or loss of any Person (other than a Subsidiary) in which the Borrower or any consolidated Subsidiary has an ownership interest unless (and only to the extent) such earnings or loss shall actually have been received or paid by the Borrower or such consolidated Subsidiary in the form of cash distributions or capital contributions; (e) earnings or loss of any Person to which assets of the Borrower or any consolidated Subsidiary shall have been sold, transferred or disposed of, or into which any consolidated Subsidiary shall have been merged, or which has been a party with any consolidated Subsidiary to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Borrower or any consolidated Subsidiary or from cancellation or forgiveness of Debt; (g) gain or non-cash loss arising from extraordinary or non-recurring items and (h) cash loss arising from extraordinary items to the extent off-set by any cash gain during such period, as determined in accordance with GAAP, or from any other non-recurring transaction;

        "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, ten percent (10%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

        "Agent" means Bank of America of America, solely in its capacity as agent for the Lenders, and any successor agent.

        "Agent Advances" has the meaning specified in Section 1.2(i).

        "Agent's Liens" means the Liens in the Collateral granted to the Agent for the benefit of itself, the Lenders and the Letter of Credit Issuers pursuant to this Agreement and the other Loan Documents.

    "Agent-Related Persons" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

        "Aggregate Revolver Outstandings" means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

        "Agreement" means the Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

        "Anniversary Date" means each anniversary of the Closing Date.

        "Applicable Margin" means, initially,

        (i)    with respect to Base Rate Loans and all other Obligations (other than LIBOR Rate Loans), .75%; and

        (ii)    with respect to LIBOR Rate Loans and Letters of Credit, 2.25%.

        The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by the Borrower's consolidated financial performance and Combined Availability, commencing the first day of the first calendar month that occurs more than 5 days after delivery of the Borrower's quarterly Financial Statements to Lenders for the fiscal quarter ending August 3, 2002. Adjustments in Applicable Margins shall be determined by reference to the following grids:

If Combined Availability is less than or equal to $400,000,000 and Fixed Charge Coverage Ratio for the Twelve-Month Period is	Applicable Margin for LIBOR Rate Loans and Letters of Credit	Applicable Margin for Base Rate Loans
Greater than or equal to 1.25 to 1.00	2.25%	.75%
Greater than or equal to 1.00 to 1.00, but less than 1.25 to 1.00	2.50%	1.00%
Greater than or equal to .85 to 1.00, but less than 1.00 to 1.00	2.75%	1.25%
Less than .85 to 1.00	3.00%	1.50%

If Combined Availability is greater than $400,000,000 and Fixed Charge Coverage Ratio for the Twelve-Month Period is	Applicable Margin for LIBOR Rate Loans and Letters of Credit	Applicable Margin for Base Rate Loans
Greater than or equal to 1.25 to 1.00	2.00%	.50%
Greater than or equal to 1.00 to 1.00, but less than 1.25 to 1.00	2.25%	.75%
Greater than or equal to .85 to 1.00, but less than 1.00 to 1.00	2.50%	1.00%
Less than .85 to 1.00	2.75%	1.25%

        All adjustments in the Applicable Margins after August 3, 2002 shall be implemented quarterly on a prospective basis, for each calendar month commencing at least 5 days after the date of delivery to the Lenders of quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, the Borrower shall deliver to the Agent and the Lenders a certificate, signed by its chief financial officer or treasurer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margin is to be implemented, no reduction may occur until the first day of the first calendar month following the date upon which such Event of Default is waived.

        "Assignee" has the meaning specified in Section 11.2(a).

        "Assignment and Acceptance" has the meaning specified in Section 11.2(a).

        "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent incurred in connection with any Loan Document or the transactions contemplated thereby.

        "Availability" means, at any time (a) the lesser of (i) the Maximum Revolver Amount or (ii) the Borrowing Base, minus (b) the Refinancing Reserve and other Reserves not already deducted in the calculation of the Borrowing Base, minus (c) in each case, the Aggregate Revolver Outstandings.

        "Bank of America" means Bank of America, N.A., a national banking association, or any successor entity thereto.

        "Bank Products" means any one or more of the following types of services or facilities extended to the Borrower by Bank of America or any affiliate of Bank of America in reliance on Bank of America's agreement to indemnify such affiliate or any other Lender approved by the Agent: (i) credit cards; (ii) ACH Transactions; (iii) cash management, including controlled disbursement services; and (iv) Hedge Agreements.

        "Bank Product Reserves" means all reserves which the Agent from time to time establishes in its reasonable discretion for Bank Products then provided or outstanding.

        "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.).

        "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

        "Base Rate Loans" means, collectively, the Revolving Loans during any period in which it bears interest based on the Base Rate.

        "Base Rate Refunding Loan" means a Base Rate Loan made to (i) satisfy reimbursement obligations arising from a drawing under a Letter of Credit, (ii) repay Obligations pursuant to Section 3.5 or (iii) pay Bank of America in respect of Non-Ratable Loans or Agent Advances.

        "Blocked Account Agreement" means each blocked account agreement among the Borrower or a Guarantor, the Agent and a Clearing Bank, substantially in the form attached hereto as Exhibit G or as is reasonably satisfactory to the Agent.

        "Blocked Account" has the meaning given to such term in Section 3.10 hereof.

        "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrower or by Bank of America in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of any Letter of Credit hereunder.

        "Borrowing Base" means, at any time, an amount equal to the lesser of (a) the difference of (i) seventy percent (70%) of Eligible Inventory minus (ii) Reserves from time to time established by the Agent in its reasonable credit judgment, and (b) the difference of (i) eighty-five percent (85%) of the GOB Value of Eligible Inventory minus (ii) Reserves from time to time established by the Agent in its reasonable credit judgment.

        "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Borrower substantially in the form of Exhibit B (or another form acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation to the extent that such calculation is not in accordance with this Agreement.

        "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Atlanta, Georgia or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

        "Business Unit" means (i) one or more retail stores, warehouses or distribution centers, including the related land, buildings and trade fixtures of a Person or a division of a Person, which may, but is not required to, include inventory, receivables, furniture, fixtures and equipment, and intangible and other assets related to such retail stores, warehouses or distribution centers or (ii) all or substantially all of a line or lines of business conducted by a Person or a division of a Person.

        "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

        "Capital Expenditures" means, with respect to a period, all payments made, including those made in connection with a Permitted Acquisition, during such period in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset or in connection with a Capital Lease.

        "Capital Lease" means any lease of property by the Borrower or any of its Subsidiaries which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of the Borrower and its Subsidiaries.

        "Certificate Purchase Agreement" means the Third Amended and Restated Certificate Purchase Agreement dated as of November 15, 2001 by and among Saks Credit Corporation, Saks Incorporated, Enterprise Funding Corporation, Falcon Asset Securitization Corporation, Windmill Funding Corporation, Bank of America, Bank One, NA (Main Office Chicago), and ABN Amro Bank N.V.

        "Change of Control" means any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (except for the Proffitt's Inc. 401(k) Retirement Plan) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or the occurrence of an event or condition), directly or indirectly, of more than 20% of the total voting power of the then outstanding voting capital stock of the Borrower.

        "Chattel Paper" has the meaning specified in the Security Agreement.

        "Clearing Bank" means Bank of America or any other banking institution acceptable to the Agent with whom the Collection Account has been established.

        "Closing Date" means the date of this Agreement.

        "Closing Fee" has the meaning specified in Section 2.4.

        "Code" means the Internal Revenue Code of 1986.

        "Collateral" means all "Collateral" as defined in the Security Agreement, all "Pledged Interests" as defined in the Pledge Agreement and all other assets of any Person from time to time subject to Liens in favor of the Agent for the benefit of itself and the Lenders and the Letter of Credit Issuers securing payment or performance of the Obligations or any other obligations under the Loan Documents.

        "Collection Account" means the bank account established pursuant to Section 3.10 with a Clearing Bank which shall be subject to a Blocked Account Agreement, to which the proceeds of Collateral (other than collections with respect to Securitization Accounts) are deposited or credited, all on terms acceptable to the Agent.

        "Combined Availability" means the average daily amount of Availability plus Suppressed Availability for any fiscal quarter as at the end of such fiscal quarter.

        "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule 1.1 attached to the Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

        "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

        "Continuation/Conversion Date" means the date on which a Loan is converted into or continued as a LIBOR Rate Loan.

        "Cost of Acquisition" means, as at the date of closing any Acquisition, the sum of the following: (i) the value of the capital stock, or warrants or options to acquire capital stock, of the Borrower or any Subsidiary to be transferred in connection therewith, (ii) any cash or other property (excluding property described in clause (i)) or the unpaid principal amount of any debt instrument given as consideration in such Acquisition, and (iii) any Debt assumed or acquired by the Borrower or its Subsidiaries in connection with such Acquisition. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Borrower shall be valued (I) at its market value as reported on the New York Stock Exchange or any national securities exchange with respect to shares that are freely tradable, and (II) with respect to shares that are not freely tradable, as determined by the Board of Directors of the Borrower (which determination shall be conclusive), (B) the capital stock of any Subsidiary shall be valued as determined by the Board of Directors of such Subsidiary (which determination shall be conclusive), and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion; provided however, there shall be excluded from the calculation of Cost of Acquisition the book value or market value (whichever is less) of all Inventory and accounts receivable arising under consumer credit card accounts purchased in connection with such Acquisition.

        "Credit Card Bank" means National Bank of the Great Lakes, a national banking association and wholly owned subsidiary of the Borrower.

        "Credit Party" means the Borrower, each Guarantor and each other Person providing Collateral pursuant to any Security Instrument. In no event shall a Securitization Subsidiary be considered to be a Credit Party.

        "Credit Support" has the meaning specified in Section 1.3(a).

        "Debt" means, without duplication, all liabilities, obligations and indebtedness of the Borrower and its Subsidiaries to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including (a) all Obligations; (b) all Debt of any other Person secured by any Lien on the Borrower's or any Subsidiary's property, even though the Borrower or such Subsidiary shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities under this clause (b) which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Borrower or its Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities under this clause (c) which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties and (e) Synthetic Lease Indebtedness.

        "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

        "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

        "Defaulting Lender" has the meaning specified in Section 12.15(c).

        "Deposit Accounts" has the meaning specified in the Security Agreement.

        "Designated Account" has the meaning specified in Section 1.2(c).

        "Disposition" means the sale, transfer, exchange, abandonment or other disposition of property whether through a sale, merger, exchange, dissolution, liquidation or write-off.

        "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

        "Documents" has the meaning specified in the Security Agreement.

        "DOL" means the United States Department of Labor or any successor department or agency.

        "Dollar" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the Agreements shall be made in Dollars.

        "EBITDA" means, with respect to any fiscal period of the Borrower, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization.

        "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) if an Event of Default exists, any Person reasonably acceptable to the Agent.

        "Eligible Inventory" means Inventory, valued by the retail method and stated at the lower of cost (on a first-in, first-out basis) or market, which the Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Agent and the Majority Lenders in their reasonable discretion elect, include any Inventory:

        (a) that is not owned by the Borrower or a Guarantor;

        (b) that is not subject to the Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clause (a) or (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent's Liens or the subject of Reserves and (ii) do not impair, directly or indirectly, the ability of the Agent to realize on or obtain substantially the full benefit of the Collateral in a manner reasonably acceptable to the Agent);

        (c) that does not consist of finished goods;

        (d) that consists of work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

        (e) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

        (f) except to the extent taken into account in the calculation of GOB Value, that is obsolete or is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrower's business, or that is slow moving or stale;

        (g) that is returned (but not held for resale) or repossessed or used goods taken in trade;

        (h) that is located outside the United States of America (or that is in-transit from vendors or suppliers);

        (i) [Intentionally omitted];

      (j) that contains or bears any Proprietary Rights licensed to any Credit Party by any Person other than another Credit Party, if the Agent is not reasonably satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, as to which the Borrower has not delivered to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent if requested;

        (k) that is not reflected in the details of a current perpetual inventory report; or

        (l) that is Inventory placed on consignment; or

        (m) acquired in connection with a Permitted Acquisition to the extent the Agent shall not have received an appraisal of such Inventory and completed an audit of such Inventory, in each case with results satisfactory to the Agent.

        If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

        "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

        (i) Government Securities;

        (ii) the following debt securities of the following agencies or instrumentalities of the United States of America if at all times the full faith and credit of the United States of America is pledged to the full and timely payment of all interest and principal thereof:

        (a) all direct or fully guaranteed obligations of the United States Treasury; and

        (b) mortgage-backed securities and participation certificates guaranteed by the Government National Mortgage Association;

        (iii) the following obligations of the following agencies or instrumentalities of or corporations established by the United States of America:

        (a) participation certificates and debt obligations of the Federal Home Loan Mortgage Corporation;

        (b) consolidated debt obligations, and obligations secured by a letter of credit, of the Federal Home Loan Banks; and

        (c) debt obligations and mortgage-backed securities of the Federal National Mortgage Association which have not had the interest portion thereof severed therefrom;

        (iv) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 180 days following the date of issuance thereof and rated in an investment grade rating category by S&P or Moody's;

        (v) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $500,000,000 and being rated A- or better by S&P or A-3 or better by Moody's;

        (vi) shares of mutual funds which invest in obligations described in paragraphs (i) through (iii) above, the shares of which mutual funds are at all times rated "AAA" by S&P or Aaa by Moody's;

        (vii) asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P or "P-1" by Moody's;

        (viii) shares of money market funds which comply with the provisions of Rule 2a-7 of the Securities and Exchange Commission (17 C.F.R. Section 270.2a-7).

        "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

        "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

        "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

        "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

        "ERISA Affiliate" means trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

        "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate that has resulted or could reasonably be expected to result in a Material Adverse Effect.

        "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities").

        "Event of Default" has the meaning specified in Section 9.1.

        "Excess Cash Flow" means for any Fiscal Year the difference of (i) EBITDA plus rental and all other payments made by the Borrower and its consolidated Subsidiaries in respect of or in connection with operating leases during such Fiscal Year plus Financing Charges for such Fiscal Year less (ii) Fixed Charges for such Fiscal Year.

        "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

        "Exchange Offer" means the exchange offer consummated by the Borrower refinancing a portion of the 2001 Notes on October 4, 2001.

        "Existing Letters of Credit" means each of the letters of credit listed on Schedule 1.2 hereto.

        "Facility Repayment" means all of the following shall have occurred: (a) the Borrower shall have permanently terminated the Total Facility by payment in full of the Aggregate Revolver Outstandings, together with all accrued and unpaid interest and fees thereon, including having cancelled and returned all Letters of Credit and Credit Support then outstanding except to the extent other arrangements with respect to Letters of Credit satisfactory to the Agent and the Letter of Credit Issuers shall have been made in a manner consistent with the terms of Sections 1.3(g), 3.2 and 10.1 of the Credit Agreement; (b) all obligations arising under Bank Products shall have been terminated, expired or cash collateralized; (c) all commitments of the Lenders to make Revolving Loans, and of the Letter of Credit Issuers to issue Letters of Credit, and of Bank of America, N.A. to provide Credit Support, shall have terminated or expired; and (d) the Borrower shall have fully, finally and irrevocably paid and satisfied in full all other Obligations (except for Obligations consisting of continuing indemnities and other contingent Obligations of the Borrower or any Guarantor that may be owing to the Agent or any Lender or any Letter of Credit Issuer pursuant to the Loan Documents and expressly survive termination of the Credit Agreement or the applicable Loan Document).

        "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

        "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Agent.

        "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

        "Fee Letter" means that certain Fee Letter dated as of October ___, 2001 by and among the Borrower, Bank of America and Banc of America Securities LLC.

        "Financing Charges" means those charges owed and allocated to third party purchasers in the ordinary course of business with respect to the Securitization Program.

        "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

        "Fiscal Year" means the 52-week or 53-week period of the Borrower ending on the Saturday of each calendar year closest (whether before or after) to January 31 and "Fiscal Year" followed by a numerical year means the Fiscal Year which has its first day occurring during such numerical calendar year.

        "Fixed Charge Coverage Ratio" means, with respect to any fiscal period of the Borrower, the ratio of (i) the sum of EBITDA plus, to the extent deducted in the calculation of EBITDA, rental and all other payments made by the Borrower and its consolidated Subsidiaries in respect of or in connection with operating leases plus Financing Charges to (ii) Fixed Charges.

        "Fixed Charges" means, with respect to any fiscal period of the Borrower on a consolidated basis, without duplication, the sum of (a) interest expense, (b) rental and all other payments made by the Borrower and its consolidated Subsidiaries in respect of or in connection with operating leases, (c) Financing Charges, (d) Capital Expenditures other than (i) Capital Expenditures funded with Debt other than Revolving Loans (but including, without duplication, principal payments with respect to such Debt), (ii) Capital Expenditures funded with the Net Proceeds of the issuance of capital stock of the Borrower (other than to a Subsidiary), (iii) Capital Expenditures arising in connection with a Permitted Acquisition to the extent the Cost of Acquisition is paid through the issuance of capital stock of the Borrower and (iv) Capital Expenditures funded with the Net Proceeds of Dispositions permitted under Section 7.8(a)(v) and (vi), (e) scheduled principal payments of Debt paid during such fiscal period, and (f) Federal, state, local and foreign income taxes paid in cash.

        "Foreign Subsidiary" means a Subsidiary not organized or existing under the laws of the United States of America, any state thereof, or the District of Columbia.

        "Funding Date" means the date on which a Borrowing occurs.

        "Funding Letter" means that certain Letter Agreement among the Borrower, the Agent, the Lenders and Bank of America related to Loans funded on the Closing Date and cash collateralization of certain Letters of Credit of the Borrower outstanding on the Closing Date.

        "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).

        "General Intangibles" has the meaning specified in the Security Agreement.

        "GOB Value" means the net liquidation value, expressed as a percentage of cost, of Inventory established by appraisals, field audits and other inventory evaluations conducted by the Agent, its Affiliates or its third-party advisors prior to the Closing Date and each other periodic appraisal, field audit or inventory evaluation conducted by the Agent, its Affiliates or its third-party advisors from time to time after the Closing Date.

        "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "Guarantor" means each Material Subsidiary of the Borrower required to be a party to the Subsidiary Guaranty pursuant to the terms hereof.

        "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness or dividend or Debt of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

        "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

        "Instruments" has the meaning specified in the Security Agreement.

        "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing, substantially in the form attached hereto as Exhibit C, or Notice of Continuation/Conversion, substantially in the form attached hereto as Exhibit D, provided that:

        (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

        (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

        (c) no Interest Period shall extend beyond the Stated Termination Date.

        "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

        "Inventory" means all of the Credit Parties' now owned and hereafter acquired inventory, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods, other materials and supplies of any kind, nature or description which are used or consumed in the Credit Parties' business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

        "Investment Property" means all of the Credit Parties' right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

        "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

        "Joinder Agreement" means a Joinder Agreement executed by any Material Subsidiary acquired, created or arising after the Closing Date, substantially in the form of Exhibit H attached hereto.

        "Landlord Waivers" means collectively all Landlord Waivers substantially in the form of Exhibit K hereto (or in such other form as may be reasonably acceptable to the Agent) required pursuant to Section 3.9(c) with respect to leased locations of the Borrower and the Guarantors.

        "Latest Projections" means: (a) on the Closing Date and thereafter until the Agent receives new projections pursuant to Section 5.2(e), the projections of the Borrower's consolidated financial condition, results of operations, and cash flows delivered to the Agent and the Lenders prior to the Closing Date in the confidential offering memorandum prepared by Bank of America in connection with this Agreement; and (b) thereafter, the projections most recently received by the Agent pursuant to Section 5.2(f).

        "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and Bank of America to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

        "Letter of Credit" means (i) each standby or commercial/documentary letter of credit issued in accordance with Section 1.3 and (ii) upon release of certain cash collateral as described in Section 1.3(h), each Existing Letter of Credit.

        "Letter of Credit Fee" has the meaning specified in Section 2.6.

        "Letter of Credit Issuer" means each of (i) Bank of America, or any affiliate of Bank of America and (ii) each Other Letter of Credit Issuer.

        "Letter-of-Credit Rights" has the meaning specified in the Security Agreement.

        "Letter of Credit Subfacility" means $300,000,000.

        "LIBOR Interest Payment Date" means, with respect to a LIBOR Rate Loan, the Termination Date and the last day of each Interest Period applicable to such Loan or, with respect to each Interest Period of greater than three months in duration, the last day of the third month of such Interest Period and the last day of such Interest Period.

        "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

LIBOR Rate =                 Offshore Base Rate
                     1.00 - Eurodollor Reserve Percentage

        "LIBOR Rate Loan" means any Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

        "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

        "Liquidity Event" means the determination of the Agent that Availability is less than $100,000,000.

        "Loan Account" means the loan account of the Borrower, which account shall be maintained by the Agent.

        "Loan Documents" means this Agreement, the Security Instruments, the Subsidiary Guaranty, the Landlord Waivers, if any, the Joinder Agreements, if any, the Funding Letter and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

        "Loans" means, collectively, all loans and advances provided for in Article 1.

        "Majority Lenders" means at any date of determination Lenders whose Pro Rata Shares aggregate more than 50%.

        "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

        "Market Basis" means, with respect to any disposition of assets, that such disposition was conducted in good faith on terms and for consideration reasonable in the business judgement of the Borrower.

        "Master Securitization Agreement" has the meaning given to such term in the definition of "Securitization Documents" herein.

        "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or all or any material portion of the Collateral; (b) a material impairment of the ability of any Credit Party to perform under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.

        "Material Subsidiary" means any direct or indirect domestic Subsidiary of the Borrower, other than a Securitization Subsidiary, which (a) has total assets equal to or greater than 5% of Total Assets (calculated as of the most recent fiscal period with respect to which the Agent shall have received financial statements required to be delivered pursuant to Sections 5.2(a) or (b) (or if prior to delivery of any financial statements pursuant to such Sections, then calculated with respect to the unaudited consolidated financial statements of the Borrower and its Subsidiaries for and as of the fiscal quarter ended August 3, 2001) (the "Required Financial Information")) or (b) has net income equal to or greater than 5% of Adjusted Net Earning from Operations (each calculated for the most recent period for which the Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term "Material Subsidiaries" shall mean (i) Subsidiaries of the Borrower, other than Securitization Subsidiaries, that together with the Borrower have assets equal to not less than 95% of Total Assets (calculated as described above but excluding assets directly owned by Securitization Subsidiaries) and net income of not less than 95% of Adjusted Net Earnings from Operations (calculated as described above but excluding income directly earned by Securitization Subsidiaries); provided that if more than one combination of Subsidiaries satisfies such threshold, then, subject to compliance with Section 7.24(b), those Subsidiaries so determined to be "Material Subsidiaries" shall be specified by the Borrower, (ii) all Subsidiaries of the Borrower owning any Inventory, and (iii) any Subsidiary of the Borrower owning any capital stock of any Material Subsidiary.

        "Maximum Rate" has the meaning specified in Section 2.3.

        "Maximum Revolver Amount" means $700,000,000.

        "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

        "Net Proceeds" from a disposition of assets (other than Inventory sold in the ordinary course of business and accounts receivable sold in connection with the Securitization Program by a Securitization Subsidiary) or issuance of equity means cash payments received therefrom as and when received, net of (i) all reasonable legal, accounting, banking, underwriting, title and recording expenses, commissions, discounts and other fees and expenses incurred in connection therewith, (ii) all taxes required to be paid or accrued as a consequence of such disposition or issuance, (iii) all amounts necessary to repay Debt the repayment of which is secured by such disposed assets, (iv) the stock ledger value of all Inventory sold in connection with such disposition and (v) the undiscounted amount of all accounts receivable arising under consumer credit card accounts sold in connection with such disposition.

        "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in Section 1.2(h).

        "Note Assignment" means that certain Note Assignment dated as of the Closing Date by the Borrower, and in form and substance acceptable to the Agent, assigning to the Agent for the benefit of itself and the Lenders all rights of the Borrower under the Securitization Support Note.

        "Note Indentures" means, collectively, (i) that certain Indenture for the $350,000,000 7-1/4% Notes due 2004, dated as of November 25, 1998, by and among the Borrower, as Issuer, the Subsidiary Guarantors named herein, as Guarantors, and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as Trustee (the "Trustee"), (ii) that certain Indenture for the $250,000,000 7-1/2% Notes due 2010, dated as of December 2, 1998 by and among the Borrower, as Issuer, the Subsidiary Guarantors named herein, as Guarantors and the Trustee, (iii) that certain Indenture for the $500,000,000 8-1/4% Notes due 2008, dated as of November 9, 1998 by and among the Borrower, as Issuer, the Subsidiary Guarantors named herein, as Guarantors, and the Trustee, (iv) that certain Indenture for the $200,000,000 7-3/8% Notes due 2019, dated as of February 17, 1999 by and among the Borrower, as Issuer, the Subsidiary Guarantors named herein, as Guarantors, and the Trustee, (v) that certain Indenture for the $350,000,000 7% Notes due 2004, dated as of July 23, 1999 by and among the Borrower, as Issuer, the Subsidiary Guarantors named herein, as Guarantors and the Trustee, and (vi) that certain Indenture for the $141,577,000 9-7/8% Notes due 2011, dated as of October 4, 2001 by and among the Borrower, as Issuer, the Subsidiary Guarantors named herein, as Guarantors and the Trustee.

        "Note Refinancing" means the repayment, retirement or refinancing of the outstanding 2004 Notes through Debt permitted to be issued under Section 7.11(f) or from proceeds of property dispositions permitted under Section 7.8(a)(iv).

        "Notes" means Revolving Loan Notes.

        "Notice of Borrowing" has the meaning specified in Section 1.2(b).

        "Notice of Continuation/Conversion" has the meaning specified in Section 2.2(b).

        "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower to the Agent and/or any Lender or Letter of Credit Issuer, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

        "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by Bank of America's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

        "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

        "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership, certificates of formation, or other applicable organizational or charter documents relating to the creation of such entity.

        "Other Letter of Credit Issuers" means each Lender, other than Bank of America, up to a maximum of three Lenders, designated by the Borrower as a Letter of Credit Issuer through written notice to the Agent, including any replacement thereof with another Lender; provided that the Borrower may appoint additional Lenders as Letter of Credit Issuers only with the consent of the Agent .

        "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

        "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

        "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

        "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

        "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which its makes, is making, or is obligated to make contributions, or has made contributions at any time during the immediately preceding six (6) plan years.

        "Permitted Acquisition" means an Acquisition of a Person organized under the laws of the United States of America effected with the consent and approval of the board of directors or other applicable governing body of the Person being acquired, and with the duly obtained approval of such shareholders or other holders of equity interest as such Person may be required to obtain, so long as (i) immediately prior to and immediately after the consummation of such Acquisition, no Default or Event of Default has occurred and is continuing, (ii) substantially all of the sales and operating profits generated by such Person (or assets) so acquired or invested are derived from the same or related line or lines of business as conducted by the Borrower and its Subsidiaries on the Closing Date, (iii) the Borrower shall have Availability of at least $150,000,000 after consummation of the Acquisition and (iii) if the Cost of Acquisition therefor equals or exceeds $50,000,000, pro forma historical financial statements as of the end of the most recently completed Twelve-Month Period giving effect to such Acquisition are delivered to the Agent not less than five (5) Business Days prior to the consummation of such Acquisition, together with a certificate of a Responsible Officer demonstrating compliance with the financial covenants set forth in Sections 7.18 and 7.19 hereof (showing the calculation of the Borrower's Fixed Charge Coverage Ratio) after giving effect to such Acquisition.

        "Permitted Liens" means:

        (a) Liens imposed by law for taxes, assessments or charges of any Governmental Authority not delinquent provided that the payment of such taxes, assessments or charges which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves, if any, required under GAAP have been established on Borrower's books and records and a stay of enforcement of any such Lien is in effect;

        (b) the Agent's Liens;

        (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

        (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons and in existence less than 120 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and a stay of execution pending appeal or proceeding for review is in effect;

        (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Borrower's or any Subsidiary's business; and

        (f) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect.

        "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

        "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

        "Pledge Agreement" means that certain Securities Pledge Agreement dated as of the date hereof between the Agent and each Credit Party owning Subsidiary Securities required to be pledged pursuant to Section 3.9, as hereafter amended, supplemented (including by Pledge Agreement Supplement) restated or modified from time to time.

        "Pledge Agreement Supplement" means any Pledge Agreement Supplement in the form affixed as an Exhibit to the Pledge Agreement.

        "Proprietary Rights" means all of each Credit Party's now owned and hereafter arising or acquired licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.11 and Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

        "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.

        "Rationalization Event" means (i) an Event of Default has occurred in accordance with the terms of the Agreement, (ii) the occurrence of an Event of Default under Section 9.1(e), (f) or (g), (iii) the determination by the Agent that Availability under the Agreement is less than $150,000,000 or (iv) the Borrower shall hold less than 80% of trade payables or less than 80% of all payables (other than the Obligations), relating to the business of the Borrower and its Subsidiaries.

        "Real Estate" means all of the Borrower's and its Subsidiaries' now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrower's and its Subsidiaries' now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

        "Refinancing Payments" means payments (a) made to or retained by the Borrower in an aggregate amount up to $141,500,000 (representing an amount attributable to Debt incurred by the Borrower in connection with the cash portion of the Exchange Offer), provided that if at the time of receipt by the Borrower of any such payment there are any Loans outstanding, the Borrower shall apply such payment in satisfaction of such Loans, or (b) made to fund the Note Refinancing in an aggregate amount of up to $167,000,000.

        "Refinancing Reserves" means (a) the Reserve arising as of June 1, 2004 in the amount of all then remaining principal and interest to be paid pursuant to the terms of the 2004 Notes and the Note Indentures related thereto if the Note Refinancing has not been consummated on or prior to such date and (ii) the Reserve in the amount of all principal permitted to be paid prior to the Stated Termination Date with respect to the Debt permitted under Section 7.11(h) if such Debt has not been refinanced on terms (other than security) substantially the same as those set forth in Section 7.11(f) on or prior to the date six months prior to the date any payment may be made with respect to such Debt.

        "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

        "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

        "Required Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 66 2/3%.

        "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

        "Reserves" means reserves that limit the availability of credit hereunder, consisting of reserves against Availability or Eligible Inventory, established by Agent from time to time in Agent's reasonable credit judgment. Without limiting the generality of the foregoing, the following reserves shall be deemed to be a reasonable exercise of Agent's credit judgment: (a) Bank Product Reserves, (b) the Refinancing Reserve, (c) a reserve for accrued, unpaid interest on the Obligations, (d) reserves for rent at leased locations subject to statutory or contractual landlord liens which are not subject to an effective Landlord Waiver, (e) actual Inventory shrinkage in excess of the shrinkage accrual reflected on the Borrower's stock ledger, (f) customs charges, and (g) warehousemen's or bailees' charges to the extent such warehouseman or bailee has not executed and delivered a subordination agreement satisfactory to the Agent.

        "Responsible Officer" means the chief executive officer, the president, any vice president or the treasurer of the Borrower, or any other officers having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer or the treasurer of the Borrower, or any other officers having substantially the same authority and responsibility.

        "Revolving Loans" has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

        "Revolving Loan Note" and "Revolving Loan Notes" have the meanings specified in Section 1.2(a)(ii).

        "Securitization Accounts" means all Accounts of the Credit Card Bank transferred to, or held by, a Securitization Subsidiary or Saks Incorporated, as Servicer, or a trustee, pursuant to the Securitization Program.

        "Securitization Default" means (i) any "Pay Out Event" under any Securitization Document shall occur and be continuing or (ii) the occurrence of the Termination Date (as defined in the Certificate Purchase Agreement but excluding any event described in clause (v) of such definition) or (iii) the failure of any Senior Class Agent (as defined in the Certificate Purchase Agreement) or any Bank Investor (as defined in the Certificate Purchase Agreement) to consent to any extension of the Commitment Termination Date (as defined in the Certificate Purchase Agreement) within the time period provided in the Certificate Purchase Agreement.

        "Securitization Documents" means (i) the Master Pooling and Servicing Agreement (the "Master Securitization Agreement") dated August 21, 1997 by and among Saks Credit Corporation (successor to Proffitt's Credit Corporation), as transferor, Saks Incorporated, as Servicer, and Wells Fargo Bank Minnesota, National Association (formerly named "Norwest Bank Minnesota, National Association"), as trustee, (ii) the Receivables Purchase Agreement dated as of July 1, 1999 by and among the Credit Card Bank, Saks Credit Corporation, as purchaser, and Saks Incorporated, as Servicer, (iii) each supplement to the Master Pooling and Servicing Agreement creating a series of debt certificates outstanding on the Closing Date, (iv) the Certificate Purchase Agreement, (v) each of the Credit Card Program Agreements between the Credit Card Bank and certain of the Guarantors relating to the Securitization Program and (vi) each other purchase agreement, transfer agreement and other documents and agreements executed or delivered in connection with the transactions contemplated by the Master Pooling and Servicing Agreement.

        "Securitization Program" means the credit card receivables securitization program of the Borrower established pursuant to the Securitization Documents.

        "Securitization Subsidiary" means Saks Credit Corporation, Saks Transitional Credit Corporation, National Bank of the Great Lakes, SFA Finance Company II and any other present or future Subsidiary (including any credit card bank) of the Borrower which is organized for the purpose of and is only engaged in (i) originating, purchasing, acquiring, financing, selling, servicing or collecting accounts receivable obligations of customers of the Borrower or its Subsidiaries, (ii) issuing or servicing credit cards, engaging in other credit card operations or financing accounts receivable obligations of customers of the Borrower and its Subsidiaries, (iii) the sale or financing of such accounts receivable and interests therein and (iv) other activities incident thereto, all in accordance with the Master Securitization Agreement.

        "Securitization Support Note" means that certain Subordinated Note dated July 1, 1999 from Saks Credit Corporation in favor of the Borrower evidencing advances made from time to time by the Borrower to Saks Credit Corporation in accordance with the terms of the Securitization Program in an aggregate amount of up to $500,000,000.

        "Security Agreement" means, collectively (or individually as the context may indicate), (i) the Security Agreement dated as of the date hereof by and among the Agent and the Credit Parties, and (ii) each additional Security Agreement executed and delivered by a Credit Party pursuant to Section 3.9, each as amended, restated or supplemented from time to time.

        "Security Instruments" means, collectively, the Pledge Agreement, the Security Agreement, the Note Assignment, the Blocked Account Agreements and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Credit Party shall grant or convey to the Agent for the benefit of itself and the Lenders a Lien in property as security for all or any portion of the Obligations or any other obligation under any Loan Document, as any of them may be amended, restated or supplemented from time to time.

        "Settlement" and "Settlement Date" have the meanings specified in Section 12.15(a)(ii).

        "Solvent" means, when used with respect to any Person, that at the time of determination:

        (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

        (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

        (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

        (d) it has capital reasonably sufficient to carry on its business as conducted and as proposed to be conducted.

        For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

        "Stated Termination Date" means November 20, 2006.

        "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower. Notwithstanding the foregoing, the reference to "Subsidiary" or "Subsidiaries" in Sections 1.2(j), 3.9, 5.2(g), 6.8, 6.9, 6.10, 6.11, 6.15, 6.19, 6.20, 7.4, 7.5, 7.6, 7.8(a), 7.8(b), 7.9, 7.10, 7.11, 7.12, 7.15, 7.16, 7.18, 7.21, and 7.22 does not include any Securitization Subsidiary.

        "Subsidiary Guaranty" means the Guaranty Agreement dated as of the date hereof delivered by each of the domestic Material Subsidiaries of the Borrower in the form of Exhibit I hereto as from time to time amended, supplemented or replaced.

        "Subsidiary Securities" means the shares of capital stock or the other equity interests issued by or equity participations in any Subsidiary and which are owned by the Borrower or any of its other Subsidiaries, whether or not constituting a "security" under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.

        "Supporting Obligations" has the meaning specified in the Security Agreement.

        "Suppressed Availability" means the amount, if any, by which (a) the Borrowing Base minus any Refinancing Reserve and all other Reserves deducted in calculating Availability, exceeds (b) the Maximum Revolver Amount.

        "Synthetic Lease Indebtedness" means, with respect to a Person that is a lessee under a synthetic lease, an amount equal to (i) the aggregate purchase price of any property that the lessor under such synthetic lease acquired, through one or a series of related transactions, and thereafter leased to such Person pursuant to such synthetic lease less (ii) the aggregate amount of all payments of fixed rent or other rent payments which reduce such Person's obligation under such synthetic lease and which are not the financial equivalent of interest. Synthetic Lease Indebtedness of a Person shall also include, without duplication, the amount of Synthetic Lease Indebtedness of others to the extent guarantied by such Person.

        "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, (i) such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or each Lender's net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under applicable law in effect on the date hereof, and (iv) and taxes arising after the date hereof solely as a result of or attributable to a Lender changing the location of the office from which its Loans are made or maintained after the date such Lender becomes a party hereto.

        "Termination Date" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Total Facility is terminated either by the Borrower pursuant to Section 3.2 or by the Required Lenders pursuant to Section 9.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

        "Tested Debt Incurrence" means any incurrence of Debt permitted under Section 7.11 which would cause the aggregate amount of Debt otherwise permitted to be incurred under Sections 7.11(e) and 7.11(h) to increase from less than $50,000,000 (or any increment of $50,000,000 in excess thereof) to more than $50,000,000 (or any increment of $50,000,000 in excess thereof) as a result of such incurrence.

        "Tested Disposition" means any asset disposition permitted under Section 7.8 which would cause the aggregate amount of Net Proceeds from all asset dispositions otherwise permitted thereunder to increase from less than $100,000,000 (or any increment of $100,000,000 in excess thereof) to more than $100,000,000 (or any increment of $100,000,000 in excess thereof) as a result of such disposition.

        "Total Assets" means, as at any time of determination thereof, the net book value of all assets of the Borrower and its consolidated Subsidiaries as determined on a consolidated basis in accordance with GAAP.

        "Total Facility" has the meaning specified in Section 1.1.

        "Twelve-Month Period" means a period of twelve full consecutive fiscal months taken together as one accounting period.

        "2004 Notes" means (i) the 1/4% Notes due 2004 issued under that certain Indenture dated November 25, 1998 described in the definition of "Note Indentures" in the original aggregate principal amount of $350,000,000 and (ii) the 7% Notes due 2004 issued that certain Indenture dated July 23, 1999 described in the definition of "Note Indentures" in the original aggregate principal amount of $350,000,000.

        "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

        "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

        "Unused Letter of Credit Subfacility" means an amount equal to $300,000,000 minus the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

        "Unused Line Fee" has the meaning specified in Section 2.5.

        Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

        Interpretive Provisions.

        (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

        (b) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

        (c)    (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii) The term "including" is not limiting and means "including without limitation.

        (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

        (iv) The word "or" is not exclusive.

        (d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

        (e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

        (f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

        (g) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.